UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Meritage Homes Corporation
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Dear Fellow Stockholders:
You are cordially invited to join us for our 2020 annual meeting of stockholders, which will be held on May 21, 2020, at 8:30 a.m. local time at our corporate office at 8800 East Raintree Drive, Suite 300, Scottsdale, Arizona, 85260. Holders of record of our common stock as of March 25, 2020 are entitled to notice of, and to vote at, the 2020 annual meeting.
The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We may also report on matters of current interest to our stockholders at that meeting.
We are pleased to be furnishing these materials to our stockholders via the Internet. We believe this approach provides you with the information that you need while expediting your receipt of these materials, lowering our costs of delivery, and reducing the environmental impact of our annual meeting. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request. For more information, please refer to the Important Notice Regarding the Availability of Proxy Materials that we previously mailed to you on or about April 6, 2020.
You are welcome to attend the meeting. However, even if you plan to attend, please vote your shares promptly and prior to the meeting to ensure they are represented at the meeting. You may submit your proxy by Internet or telephone, as described in the following materials, or, if you request printed copies of these materials, by completing and signing the proxy or voting instruction card enclosed therein and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy, you may do so automatically by voting in person at the meeting.
If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership of these shares to be admitted to the meeting.
We thank you for your support.
Sincerely,
Steven J. Hilton
Chairman and Chief Executive Officer

8800 East Raintree Drive • Suite 300 • Scottsdale, Arizona • 85260 • Phone 480-515-8100
Listed on the New York Stock Exchange — MTH

Notice of Annual Meeting of Stockholders
Date: May 21, 2020
Time: 8:30 a.m. local time
Meritage Homes Corporation *
8800 East Raintree Drive, Suite 300
Scottsdale, Arizona 85260
To Our Stockholders:
You are invited to attend the Meritage Homes Corporation 2020 annual meeting of stockholders at which we will conduct the following business:
1Election of five Class I directors, each to hold office until our 2022 annual meeting, and election of one Class II director, to hold office until our 2021 annual meeting,
2Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year,
3Advisory vote to approve compensation of our Named Executive Officers ("Say on Pay"), and
4The conduct of any other business that may properly come before the meeting or any adjournment or postponement thereof.
These items are more fully described in the accompanying proxy. Only stockholders of record at the close of business on March 25, 2020 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTION CARD BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING MATERIALS. YOU MAY VOTE YOUR SHARES AND SUBMIT A PROXY OR VOTING INSTRUCTION CARD BY USING THE INTERNET, REGULAR MAIL OR TELEPHONE AS DESCRIBED HEREIN OR ON YOUR PROXY OR VOTING INSTRUCTION CARD.

By Order of the Board of Directors

C. Timothy White, Secretary
Scottsdale, Arizona
March 25, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2020:
THIS PROXY STATEMENT AND MERITAGE’S 2019 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT INVESTORS.MERITAGEHOMES.COM. ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS THESE MATERIALS ON THE COOKIES-FREE WEBSITE INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU HAVE RECEIVED.

*We intend to hold our annual meeting in person at our corporate office noted above. However, we are actively monitoring the coronavirus (COVID-19 pandemic), the related public health impact and travel concerns our shareholders, employees, and directors may have, and the protocols that federal, state, and local governments may impose. In the event we determine it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting in a virtual format only. If you are planning to attend our meeting, please check our website at INVESTORS.MERITAGEHOMES.COM.

TABLE OF CONTENTS

1 MERITAGE HOMES | 2020 Proxy Statement

PROXY SUMMARY
MERITAGE HOMES CORPORATION
8800 EAST RAINTREE DRIVE
SUITE 300
SCOTTSDALE, ARIZONA 85260
(480) 515-8100
www.meritagehomes.com
Proxy Summary
This summary highlights selected information contained elsewhere in this proxy statement and is not intended to contain all of the information that you should consider. Please read the entire proxy statement carefully before voting.

General Information
Proxy Statement Purpose
The Board of Directors ("the Board") of Meritage Homes Corporation (“Meritage”, "we" or the “Company”) is furnishing this Proxy Statement to solicit your proxy for our 2020 Annual Meeting of Stockholders. This Proxy Statement contains information to help you decide how you want your shares to be voted. To understand the proposals fully, you should carefully read this entire proxy statement and the other proxy materials identified in the Important Notice Regarding the Availability of Proxy Materials ("the Notice"). This proxy statement will be available on the Internet, and the Notice will be mailed to stockholders beginning on or about April 6, 2020.
Date, Time and Place of Meeting
The annual meeting will be held on Thursday, May 21, 2020, at 8:30 a.m. local time at our corporate office at 8800 East Raintree Drive, Suite 300, Scottsdale, Arizona, 85260. If you require directions to the annual meeting, please call (480) 515-8100.
Who Can Vote
Stockholders who hold shares of our common stock at the close of business on March 25, 2020, the record date, will be entitled to one vote for each share held regarding each of the matters proposed in this proxy statement. Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy. On the record date, there were 37,597,457 shares of Meritage common stock outstanding. The common stock is our only outstanding class of voting securities.
Voting Information
You can vote in person at the annual meeting or submit a proxy to have your shares represented without attending the annual meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must follow the instructions provided in this proxy statement and in the Notice. You may vote via the Internet, regular mail, or by calling the telephone number provided in the Notice, and you will be asked to enter your 11- or 12-digit control number. If you request a printed copy of these materials, you may also vote by filling out and signing the proxy or voting instruction card enclosed therein and returning it by mail in the envelope provided.
If you submit a signed proxy but do not indicate any voting instructions, your shares will be voted FOR the election as directors of the nominees named in this proxy statement, FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020, and FOR the advisory vote to approve the compensation of our named executive officers.
You can revoke your proxy any time before it is voted by written notice delivered to the Company’s Secretary, by timely delivery of a later signed proxy (including via the Internet, regular mail, or telephone), or by voting in person at the annual meeting. Attendance at the meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.
MERITAGE HOMES | 2020 Proxy Statement 2

PROXY SUMMARY

Holders of Record and Beneficial Owners
If your shares are registered directly in your name with our transfer agent, you are considered the “holder of record” of those shares.
If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.
As the holder of record or beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.
Rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote on the proposal if you do not provide voting instructions. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions. If you are a beneficial owner and do not give instructions to your record holder prior to the meeting, the record holder will be entitled to vote your shares in its discretion only on Proposal 2 (Ratification of Independent Registered Public Accounting Firm) and will not be able to vote your shares on Proposal 1 (Election of Directors) or Proposal 3 (Advisory Vote to Approve Compensation of our Named Executive Officers), and your shares will be treated as a “broker non-vote” on those proposals.
Quorum
The presence in person or by proxy of stockholders representing a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists.

The Proposals

The following three proposals will be considered at the Annual Meeting:
Proposal		Board Vote Recommendation	Page Number
1	Election of Directors	FOR Each Nominee	6
2	Ratification of Independent Registered Public Accounting Firm	FOR	7
3	Advisory Vote to Approve Compensation of our Named Executive Officers	FOR	8

PROPOSAL 1
Election of Directors
Each Class I director nominee is up for election for a two-year term. Joseph Keough, who was appointed to the Board in June 2019, is standing for election as a Class II director with a term expiring at the 2021 Annual Meeting. Each director nominee was a director during 2019 (except Ms. Mooney) and attended at least 75% of the aggregate of all meetings of the Board and of all Board committees on which they sit.

Name	Class	Age	Director Since	Independent	AC	CC	NGC	LC
Steven J. Hilton	I	58	1997	No
Raymond Oppel	I	63	1997	Yes		✓		✓
Dana C. Bradford	I	55	2009	Yes	✓	✓		✓
Deborah Ann Henretta	I	58	2016	Yes			✓
P. Kelly Mooney (1)	I	56	2020	Yes
Joseph Keough	II	50	2019	Yes	✓
(1) The Board plans to consider Ms. Mooney for appointment to one or more Board committees over the course of the next several scheduled Board meetings.

C	=	Committee Chair	AC	Audit Committee	NGC	Nominating/Governance Committee
✓	=	Member	CC	Executive Compensation Committee	LC	Land Committee

3 MERITAGE HOMES | 2020 Proxy Statement

PROXY SUMMARY

PROPOSAL 2
Ratification of Independent Registered Public Accounting Firm
Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

	Summary of Fees
	2019	2018
Audit fees	$1,115,000	$1,229,000
Audit-related fees	—	—
Tax fees	9,600	29,600
All other fees	45,000	—
Total fees	$1,169,600	$1,258,600

PROPOSAL 3
Advisory Vote to Approve Compensation of our Named Executive Officers
Stockholders will be given the opportunity to vote on an advisory resolution to approve the compensation of our Named Executive Officers (“NEOs”) (commonly referred to as “Say on Pay”).
Our executive compensation program is designed to drive and reward superior corporate performance, both annually and over the long-term. The Board believes the Company’s compensation policies and practices are effective in achieving the Company’s goals of paying for performance and aligning the NEO's long-term interests with those of our stockholders.
Compensation elements for our NEOs include:

Type	Form	Terms
Cash	Base Salary	Competitively market-based
Cash	Annual Incentive Compensation	Based on achievement of performance goals
Cash	Discretionary Bonuses	Based on specific individual achievements beyond those of the performance goals included in the annual incentive compensation calculations, subject to approval by the Executive Compensation Committee
Equity	Long-term Incentive Awards
Equity awards include a mix of time-based awards and performance-based awards based on goals that span over a combination of a three-year cumulative period or three one-year periods, both the time-based and performance-based awards with three-year vesting periods(1)

Other	Limited Perquisites	Primarily the reimbursement of certain life and disability (or equivalent) policies for the benefit of NEOs and their families and auto allowance for certain NEOs
(1) Three year cliff vest for existing NEO grants, three year ratable vest for newly appointed NEOs, if applicable.

MERITAGE HOMES | 2020 Proxy Statement 4

PROXY SUMMARY

Other Matters

The management and Board of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote. The entire cost of this solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing the Notice. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending the proxy materials to beneficial owners who request paper copies. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, electronically or personally.

Corporate Governance

Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct. Our Board has established the following governance committees:

—	Audit Committee
—	Executive Compensation Committee
—	Nominating/Governance Committee
—	Land Committee
The charter of each of these committees is available on our website, along with our Lead Director Charter, Code of Ethics, Corporate Governance Principles and Practices, Conflicts of Interest Policy and Securities Trading Policy. These items are also available in print, free of charge, to any stockholder who requests them by calling us or by writing to us at our principal executive offices at the address listed previously in this proxy statement, Attention: Secretary.

5 MERITAGE HOMES | 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Election of Directors
(Proposal No. 1)
Our Board currently has nine members. The directors are divided into two classes serving staggered two-year terms. This year, our Class I directors are up for election as well one Class II director that was newly appointed to the board in June 2019. The Board, upon the recommendation of the Nominating/Governance Committee, has nominated for re-election Steven J. Hilton, Raymond Oppel, Dana C. Bradford and Deborah Ann Henretta, and has nominated P. Kelly Mooney for election (newly appointed in March 2020) all of whom are presently serving as Class I directors as well as Joseph Keough (newly appointed in June 2019) who is presently serving as a Class II Director.
Biographical information for each of our director nominees is set forth beginning on page 14.
All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on the Board occur before the annual meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board. In the vote on the election of the director nominees, stockholders may vote FOR, AGAINST, or ABSTAIN for each director.
Unless you elect to vote differently by so indicating on your signed proxy, your shares will be voted FOR the Board’s nominees. To be elected a director, a director nominee must receive the affirmative vote of the majority of the votes cast, meaning, that the number of votes cast "for" a director nominee must exceed the number of votes "against" that director nominee. Any nominee for director who is an incumbent director but who is not elected by a majority of the votes cast, and with respect to whom no successor has been elected, will promptly tender his or her offer to resign to the Board of Directors for its consideration. The Nominating/Governance Committee of the Board of Directors will recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. Broker non-votes and abstentions will not count as either votes for or against the nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

MERITAGE HOMES | 2020 Proxy Statement 6

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of Independent Registered Public Accounting Firm
(Proposal No. 2)
The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020.
Deloitte & Touche LLP was appointed our auditor in 2004 and no relationship exists between the Company and Deloitte & Touche LLP other than the usual relationship between auditors and clients.
An affirmative vote of the majority of the votes cast at the annual meeting, at which a quorum is present, is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor. Abstentions will not be counted either for or against this proposal. If the appointment of Deloitte & Touche LLP as auditors for 2020 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment in 2020 will stand, unless the Audit Committee determines there is a reason for making a change. In addition, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

7 MERITAGE HOMES | 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Advisory Vote to Approve Compensation of our Named Executive Officers
(Proposal No. 3)
Stockholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “Say on Pay”):
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed herein pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the annual meeting on this advisory resolution regarding the compensation of our NEOs.
At our 2019 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by approximately 99% of total votes cast. We believe this high approval rating indicates that our stockholders were in agreement with the direction of our Executive Compensation Committee ("Compensation Committee") of setting competitive compensation arrangements based on criterion believed to be both in line with the goals of our stockholders and at levels that are reasonable in relation to the Company’s performance and size. At our 2017 Annual Meeting of Stockholders, the Company's stockholders indicated, on an advisory vote basis, that they preferred that we hold Say on Pay votes on an annual basis (a say on frequency vote is required to be held at least once every six years). This Proposal No. 3 represents this year’s Say on Pay vote.
For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2019, please refer to the Compensation Discussion and Analysis section of this proxy statement. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow it, beginning on page 37, provide additional information about the compensation that we paid to our NEOs in 2019. As described in the Compensation Discussion and Analysis, our executive compensation program is designed to drive and reward superior performance both annually and over the long term while simultaneously striving to be externally competitive. During 2019, through the combined efforts of our NEOs, Meritage was successful in generating year-over-year increases in all of our key operating metrics while also implementing operational changes to support our strategic pivot to focus primarily on entry-level and first move-up buyers (dollars in thousands):

	2019	2018	% Change
Home Closing Units	9,267	8,531	8.6%
Home Closing Revenue	$3,604,629	$3,474,712	3.7%
Home Order Units	9,616	8,089	18.9%
Home Order Value	$3,683,502	$3,240,091	13.7%
Backlog Units at period end	2,782	2,433	14.3%
Backlog Value at period end	$1,098,158	$1,015,918	8.1%
Earnings Before Income Taxes	$302,945	$283,254	7.0%
Diluted Earnings per Common Share	$6.42	$5.58	15.1%

The Compensation Committee continually evaluates the compensation packages for our NEOs and adjusts them as conditions warrant, including setting performance targets for both cash and equity awards, some of which have been forfeited in years where performance targets were not met. The Compensation Committee engages an external compensation consultant annually regarding the design of our executive compensation program. The Company has implemented prudent and responsible compensation policies in the stockholders’ interest, some of which include:
•A substantial portion of compensation is incentive-based and is "at-risk", as discussed beginning on page 24.
•Incentive compensation is balanced between cash and equity awards, as discussed beginning on page 24.
•The employment agreements for our CEO and our NEOs include a provision for the clawback (or offset) of incentive bonuses to the extent any financial results are misstated as the result of the NEO’s willful misconduct or gross negligence.
•NEOs must comply with stock ownership requirements, as discussed on page 28.
•Perquisites are limited to auto allowances and reimbursement of certain life and disability or long-term care insurance premiums, and limited other benefits as discussed on page 32.
MERITAGE HOMES | 2020 Proxy Statement 8

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
An affirmative vote of a majority of the votes cast at the annual meeting, at which a quorum is present, is required to approve this advisory vote. Broker non-votes and abstentions have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION SET FORTH ABOVE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

9 MERITAGE HOMES | 2020 Proxy Statement

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Security Ownership by Management and Principal Stockholders
Management. The following table summarizes, as of March 25, 2020, the number and percentage of outstanding shares of our common stock beneficially owned by the following:
•each Meritage director and nominee for director;
•each executive officer named in the summary compensation table; and
•all Meritage directors and executive officers as a group.

Name Of Beneficial Owner (1)	Position With The Company	Number Of Shares Owned		Right To Acquire By May 20, 2020	Total Shares Beneficially Owned (2)	Percent Of Outstanding Shares (3)
Steven J. Hilton	Director, Chairman and CEO	461,260	(4)	—	461,260	1.2%
Raymond Oppel	Director	29,000		—	29,000	*
Peter L. Ax	Director	30,400		—	30,400	*
Gerald Haddock	Director	12,000		—	12,000	*
Dana C. Bradford	Director	59,000		—	59,000	*
Michael R. Odell	Director	32,500		—	32,500	*
Deborah Ann Henretta	Director	14,167		—	14,167	*
Joseph Keough	Director	—		—	—
P. Kelly Mooney	Director	—		—	—
Hilla Sferruzza	Executive Vice President and Chief Financial Officer	27,778		—	27,778	*
C. Timothy White	Executive Vice President, General Counsel and Secretary	40,554	(5)	—	40,554	*
Phillippe Lord	Executive Vice President and Chief Operating Officer	40,078		—	40,078	*
Javier Feliciano	Executive Vice President and Chief People Officer	15,179		—	15,179	*
All current directors and executive officers as a group (13 persons)		761,916		—	761,916	2.0%
*Less than 1%.
(1)The address for our directors and executive officers is c/o Meritage Homes Corporation, 8800 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260.
(2)The amounts shown include the shares of common stock actually owned as of March 25, 2020, and the shares that the person or group had the right to acquire within 60 days of that date. The number of shares includes shares of common stock owned by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.
(3)Based on 37,597,457 shares outstanding as of March 25, 2020.
(4)Shares are held by family trusts except for 37,000 shares held in a charitable trust, which is controlled by Mr. Hilton. As of March 25, 2020, Mr. Hilton had 89,449 shares pledged to a third-party lending institution. Our pledging policy is discussed on page 21 of this proxy statement.
(5)All shares are held by a family trust.

MERITAGE HOMES | 2020 Proxy Statement 10

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Certain Other Beneficial Owners. Based on filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of March 25, 2020, the only known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners	Address Of Beneficial Owner	Number	Percent
BlackRock, Inc. (1)	55 East 52nd Street, New York, NY 10055	5,921,230	15.5%
The Vanguard Group (2)	100 Vanguard Boulevard, Malvern, PA 19355	4,215,349	11.0%
Dimensional Fund Advisors LP (3)	6300 Bee Cave Road, Austin, TX 78746	3,223,795	8.4%
(1)Based solely on a Schedule 13G/A filed with the SEC on February 4, 2020, BlackRock, Inc. and certain affiliated entities have sole voting power with respect to 5,802,171 shares and sole dispositive power with respect to 5,921,230 shares.
(2)Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group has sole voting power with respect to 34,827 shares, shared voting power with respect to 5,603 shares, sole dispositive power with respect to 4,179,488 shares and shared dispositive power with respect to 35,861 shares.
(3)Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020, Dimensional Fund Advisors LP has sole voting power with respect to 3,148,241 shares and sole dispositive power with respect to 3,223,795 shares.

For each of the reporting owners set forth above, the beneficially owned shares are held in various individual funds owned or managed by the reporting owners. The Form 13G/A filed by BlackRock, Inc. referenced above reports that the interest of iShares Core S&P Small-Cap ETF holds more than five percent of the outstanding stock of the Company.

11 MERITAGE HOMES | 2020 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance and Board Matters

Role of the Board of Directors

The Board is elected by the stockholders to oversee the stockholders’ interests in the operation and overall success of our business. The Board serves as our ultimate decision-making body, except for those matters that require a vote of our stockholders. The Board selects and oversees the members of executive management who are charged by the Board with conducting our business. We have established and operate in accordance with a comprehensive plan of corporate governance that defines and sets ethical standards for the conduct of our directors, officers and employees. This plan provides an important framework within which the Board can pursue our strategic objectives and ensure long-term stockholder value.

Corporate Governance Principles and Practices

We have adopted Corporate Governance Principles and Practices that define the key elements of our corporate governance framework and philosophy, including:
•director qualifications,
•independence criteria,
•director responsibilities,
•committee responsibilities and structure,
•officer and director stock ownership requirements,
•director resignation policy,
•director access to officers and employees,
•our philosophy with respect to director compensation,
•Board evaluation process,
•confidentiality requirements,
•director orientation and continuing education, and
•our plans with respect to management succession.
Our Corporate Governance Principles and Practices are available on our website at investors.meritagehomes.com. These principles are reviewed regularly by the Nominating/Governance Committee and changes are made as the Committee deems appropriate.

Director Qualifications and Diversity

Our Board is comprised of a group of individuals whose previous experience, financial and business acumen, personal ethics and dedication and commitment to our Company allow the Board to complete its key task as the over seer and governing body of the Company. The specific experience and qualifications of each of our Board members are set forth below. The Board is committed to a policy of inclusiveness and diversity. The Board believes members should be comprised of persons with diverse skills, expertise, backgrounds and experiences including, without limitation, the following areas:
•management or board experience in a wide variety of enterprises and organizations,
•banking, capital markets and finance,
•accounting,
•legal and regulatory,
•real estate, including homebuilding, commercial and land development,
•technology and cyber security,
•sales, marketing and branding, and
•operations.
Our bylaws require a customary majority voting standard for the election of directors. In addition, our Corporate Governance Principles and Practices require that any nominee for director who is an incumbent director but who is not elected by the vote required in the bylaws, and with respect to whom no successor has been elected, promptly tender his or her offer to resign to the
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Board for its consideration. The Nominating/Governance Committee of the Board will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the Nominating/Governance Committee will be entitled to consider all factors believed relevant by the Nominating/Governance Committee’s members. The Board will act on the Nominating/Governance Committee’s recommendation within 90 days following certification of the election results and will announce its determination and rationale in a Form 8-K. In deciding whether to accept the resignation offer, the Board will consider the factors considered by the Nominating/Governance Committee and any additional information and factors that the Board believes to be relevant. If the Board accepts a director’s resignation offer pursuant to its process, the Nominating/Governance Committee will recommend to the Board and the Board will thereafter determine what action, if any, will be taken with respect to any vacancy created by a resignation. Any director who tenders his or her resignation pursuant to this policy will not participate in the proceedings of either the Nominating/Governance Committee or the Board with respect to his or her own resignation.
In case of a Board vacancy or if the Board elects to increase its size, determinations regarding the eligibility of director candidates are made by the Nominating/Governance Committee, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board and our stockholders. When seeking new Board candidates, the Nominating/Governance Committee is committed to a policy of inclusiveness and will take reasonable steps to ensure that women and minority candidates are considered for the pool of candidates from which the Board nominees are chosen and will endeavor to include candidates from non-traditional venues.
The following charts provide summary information about the tenure and demographics of our directors:

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our Board is comprised of the following members:
Class I Directors

Steven J. Hilton, 58	Mr. Hilton has been the Company’s chairman and Chief Executive Officer since May 2006. Mr. Hilton was the co-chairman and co-Chief Executive Officer of Meritage Homes Corporation from 1996 to May 2006. In 1985, Mr. Hilton co-founded Arizona-based Monterey Homes, the predecessor company to Meritage Homes Corporation. Under Mr. Hilton’s leadership, Monterey became publicly traded in 1996. Mr. Hilton received his bachelor of science degree in accounting from the University of Arizona and is a director of Western Alliance Bancorporation (a NYSE listed company), a leading bank holding company based in Phoenix, Arizona.

Mr. Hilton has over 35 years of real estate experience and is considered an expert and innovator in the homebuilding industry. He is a frequent participant in panels and interviews regarding the industry.

Raymond Oppel, 63	Mr. Oppel has been a director since December 1997. Mr. Oppel is a licensed real estate broker and currently is active as a private investor in real estate development. He was the co-founder, chairman and Chief Executive Officer of The Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was purchased in 1995 by public homebuilder KB Home.

Mr. Oppel has over 30 years of experience in the homebuilding business. Mr. Oppel possesses extensive knowledge about the real estate industry in general and the homebuilding industry in particular.

Dana C. Bradford, 55	Mr. Bradford has been a director since August 2009. Mr. Bradford cofounded and is Chairman and Chief Executive Officer of C3 Brands, the parent company to a number of consumer brands, since 2012. From 2005 to 2012, Mr. Bradford was the president and managing partner of McCarthy Capital Corporation, a private equity firm. He also serves as a director on the boards of Southwest Value Partners, a San Diego-based real estate company and Customer Service Profiles, an Omaha-based provider of customer satisfaction data and analytics. Mr. Bradford formerly served as chairman of the board of Vornado Air, a Wichita-based consumer brands company and formerly served as a director on the boards of McCarthy Groups, Ballantyne, NRG Media, Guild Mortgage and Gold Circle Films.

Mr. Bradford earned a bachelor degree in business administration from the University of Arizona and an MBA from Creighton University. Mr. Bradford brings additional perspective to the Board relating to real estate and corporate finance matters.

Deborah Ann Henretta, 58	Ms. Henretta has been a director since March 2016. Ms. Henretta retired from Procter & Gamble, Co. ("P&G") in 2015. Throughout her 30 years at P&G, she held various senior positions throughout several sectors, serving as President of Global Business while concurrently serving as Head/Senior Executive Officer of Global Beauty; President of Global Baby/Toddler & Adult Care; and Vice President of Fabric Conditioners and Bleach. She has been a director at Corning, Inc. since 2013, at Nisource Inc. since 2015, at American Eagle Outfitters (NYSE:AEO) since 2019 and at Staples, Inc. from 2016 to September 2017 when Staples was acquired by Sycamore Partners, a private equity investor. Ms. Henretta is a Partner at G100 Companies where she assisted in establishing a New Director Board Excellence Program that includes director education on board oversight, governance including digital transformation and cyber security.

Ms. Henretta graduated summa cum laude from St. Bonaventure University with a bachelor of arts in communication. She earned her MA in advertising from Syracuse University Newhouse School of Public Communications.

P. Kelly Mooney, 56	Ms. Mooney has been a director since March 2020. Ms. Mooney was previously a co-owner of Resource/Ammirati, a digital marketing firm, and served in various roles including Chief Executive Officer from January 2011 to September 2017; President from June 2001 to January 2011; and Chief Experience Officer and Director of Intelligence from March 1995 to May 2001. During her tenure, she led the development and delivery of integrated marketing, digital experience, ecommerce, mobile and innovation consulting services and was also accountable for Human Resources, IT, Finance and Operations. In 2016, Resource/Ammirati was sold to IBM to become part of IBM iX, one of the world’s largest digital consultancy agencies. Ms. Mooney joined IBM iX in September 2017 and served as Chief Experience Officer until May 2018.

Ms. Mooney also serves as a board member of Sally Beauty Holdings, Inc. (NYSE:SBH), an international specialty retailer and distributor of professional beauty supplies, and J.Jill, Inc. (NYSE:JILL), a nationally recognized women’s apparel brand. Ms. Mooney has a bachelor of science in Industrial Design from The Ohio State University.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Class II Directors

Peter L. Ax, 60	Mr. Ax has been a director since September 2000 and is the Company's lead independent director. He is the Chief Executive Officer of UpscriptHealth, a telemedicine-based software platform which allows pharmaceutical manufacturers to sell medications direct-to-consumer. He is also the managing partner of Phoenix Capital Management, an operationally focused venture capital firm. Mr. Ax was the chairman and Chief Executive Officer of SpinCycle, Inc., a public reporting consolidator and developer of coin-operated laundromats. Previously, Mr. Ax served as head of the Private Equity Placement Division and senior vice president of Lehman Brothers in New York and has served in various operating roles for enterprises operated by Phoenix Capital Management. Mr. Ax is also on the board of directors of iGo, Inc. (formerly, NASDAQ: IGOI).

Mr. Ax holds an MBA from the Wharton School at the University of Pennsylvania, a juris doctorate from the University of Arizona, and a bachelor of science in business administration from the University of Arizona, and has been a certified public accountant. Mr. Ax possesses extensive skills and experience relating to, among other things, capital markets and corporate finance.

Gerald Haddock, 72	Mr. Haddock has been a director since January 2005. Mr. Haddock is the founder of Haddock Enterprises, LLC and formerly served as president and Chief Executive Officer of Crescent Real Estate Equities, a diversified real estate investment trust. Mr. Haddock previously served as a director of Valaris Plc. (formerly ENSCO International, Plc.), a leading global offshore oil and gas drilling service company for over 30 years. As a director for Valaris, he served as its co-lead director and Chairperson of the Audit Committee and was also a member of the Nominating & Governance Committee. Mr. Haddock is also a director of Union Acquisition Corp. II, a special purpose acquisition corporation, and has served in this capacity since December 2018. He also serves on the board of the CEELI Institute. Mr. Haddock has previously served on the Board of Trustees of the Baylor College of Medicine, as a member of the Executive Investment Committee at Baylor University, and on the M.D. Anderson Proton Therapy Education and Research Foundation.

Mr. Haddock received his Bachelor of business administration and juris doctorate degrees from Baylor University. He also received a Masters of Law in Taxation degree from New York University and an MBA from Dallas Baptist University.

Michael R. Odell, 56	Mr. Odell has been a director since December 2011. Since 2017, he has been president and Chief Executive Officer of Marubeni Automotive Aftermarket Holdings LLC, a holding company for investments in the automotive aftermarket and also president and Chief Executive Officer of XL Parts LLC, an automotive parts distributor. From 2015 through 2016, he served as president of Eastern Auto Parts Warehouse, an automotive parts distributor. From 2008 through 2014, he served as president, Chief Executive Officer and board member of The Pep Boys - Manny, Moe & Jack, a NYSE-listed company. Mr. Odell joined Pep Boys in 2007 as Chief Operating Officer. Previously, he served as executive vice president and general manager of Sears Retail & Specialty Stores, a $26 billion division of Sears Holdings Corporation.

Mr. Odell started his career as a CPA with Deloitte & Touche LLP. Mr. Odell holds an MBA from Northwestern University's Kellogg School of Management, and a bachelor of science in Accounting from the University of Denver's Daniels College of Business.  Mr. Odell has deep service, retail and distribution experience, with a broad background in strategic planning, leadership, operations and finance.

Joseph Keough, 50	Mr. Keough has been a director since June 2019. He currently serves as chairman and chief executive officer of Wood Partners, one of the nation's largest multifamily real estate companies. Before joining Wood Partners, Mr. Keough was chief operating officer of Fuqua Capital, the office for the Atlanta-based Fuqua family. Mr. Keough had also been a senior vice president in the office and multifamily division of Cousins Properties, a publicly traded REIT, as well as a Principal at The Boston Consulting Group. Mr. Keough is also on the board of directors of Interface, Inc. (NASDAQ: IFSIA).

Mr. Keough earned his MBA from Harvard Business School and received his bachelor degree in finance and economics from Babson College. Mr. Keough brings a 23-year track record of strong business leadership, deep understanding of real estate and first-hand experience driving organizational transformation.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Independence

The Nominating/Governance Committee evaluates and reports to the Board regarding the independence of each Board candidate. Consistent with the rules and regulations of the NYSE, at least a majority of the Board must be independent. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareowner, member, partner or trustee of an organization that has a relationship with the Company. The Board observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable and other business relationships the director may have with the Company.
As a result of its review, the Board has determined with the exception of Mr. Hilton, all of our current Board members are independent directors. During 2019, two of our long-time directors Robert G. Sarver and Richard T. Burke retired from the Board. Mr. Burke was an independent director while he served. Although the Board had determined that Mr. Sarver was an independent director, the Board had determined not to designate Mr. Sarver as independent because of certain business relationships he had with Mr. Hilton.
In making this determination, the Board evaluated whether any relationships exist between these individuals and Meritage and determined that no relationship exists between Meritage and any independent director.
Steven J. Hilton is not considered independent because he is employed by the Company.
The Board has also determined that all committees of the Board, with the exception of Land Committee, should be comprised entirely of independent directors and therefore Mr. Hilton does not serve on any Board committees.

Board Leadership Structure

Steven J. Hilton, the Company's co-founder and Chief Executive Officer ("CEO"), also serves as a director and the Chairman of the Board. We believe Mr. Hilton’s unique industry experience and continuing involvement in the day-to-day operations of the Company make him highly qualified to serve as our Board’s Chairman. Mr. Hilton co-founded Meritage Homes and is thus intimately familiar with its history, culture and operations. Mr. Hilton possesses in-depth knowledge and expertise in the homebuilding industry as a whole and Meritage Homes in particular and is the Company’s largest non-institutional stockholder. The Board has concluded that this puts Mr. Hilton in a unique position and makes it compelling for him to serve both as Chairman of the Board and CEO to effectively represent the stockholders’ interest.
Mr. Ax, our Audit Committee Chair, serves as the Board’s lead independent director. Mr. Ax has extensive knowledge of capital markets and corporate finance and has previously served as CEO of a publicly traded corporation. We believe that Mr. Ax’s role as our lead independent director serves as a counterbalance to and complements Mr. Hilton’s position as Board Chairman and provides the appropriate level of independent director oversight. Additionally, our lead independent director collaborates with Mr. Hilton in establishing agendas for Board meetings, presides over all independent director meetings and can call special meetings of the independent directors as he deems necessary to address any matters the lead independent director feels should be addressed by the majority of our directors at any time. To more formalize the role, duties and qualifications of the lead independent director, the Board has adopted a Lead Director Charter. This Charter is available on our website at investors.meritagehomes.com.

CEO and Management Succession; Board Composition and Refreshment

Under the charter of the Nominating/Governance Committee, it is the role of the Nominating/Governance Committee to review and recommend to the Board changes as needed to the Company’s Corporate Governance Principles and Practices, including items such as management succession, policies and principles for CEO selection and performance review, policies regarding succession in the event of an emergency or departure of the CEO, and Board diversity, tenure and refreshment. Our Corporate Governance Principles and Practices provide, among other things, that our Compensation Committee is to conduct an annual review of the performance of the CEO.
The Board considers management evaluation and CEO succession planning an important responsibility of the Board. Under our Corporate Governance Principles and Practices, the Board is responsible for approving a succession plan for our CEO and other senior officers. Issues relating to CEO succession planning are addressed regularly (at least annually) by the Board.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Risk Oversight

Our Board has overall responsibility for the oversight of risk management. As part of this oversight, on a regular basis, our Board receives reports from various members of management and is actively involved in monitoring and approving key decisions relating to our operations and strategy. Additionally, the management teams at our divisions must obtain approvals from our corporate executive team prior to engaging in certain activities or committing prescribed amounts of the Company’s financial and operational resources. As a result, senior management, who report directly to executive management, cannot authorize transactions that exceed prescribed thresholds that, while they may result in short-term benefits for their divisions, may expose the Company to unwarranted risks. Similarly, our executive management (including our NEOs) cannot engage in certain transactions without approval from our Board. For example, management must obtain approval from the Board, acting through the Land Committee, before proceeding with any land acquisition above a pre-established threshold. In addition, our General Counsel regularly reports to the Board information concerning ongoing litigation and possible legal, regulatory and other risks that might expose the Company to liability or loss. The Board also annually reviews the Company’s insurance programs.
Management operates the business within parameters established by an annual budget that is reviewed and approved by the Board. At each regular Board meeting, management provides the Board a status report with respect to the budget and addresses any material variances. We believe our budgeting process provides a useful mechanism for identifying risks and the related rewards and provides a quantitative method for evaluating those risks and rewards. The Board also provides oversight of risk through its standing committees. For example:
•Our Audit Committee is responsible for reviewing and analyzing significant financial and operational risks and how management is managing and mitigating such risks through its internal controls and risk management processes. Our VP of Internal Audit reports directly to the Audit Committee and provides routine updates on the progress and findings of the department's on-going internal audit reviews. Our external auditors also have at least quarterly discussions with our Audit Committee, and meet both with and without Company management present, to highlight what they perceive as our key financial risks. Our Audit Committee plays an important role in overseeing our internal controls monitoring and is regularly engaged in discussions with management regarding business risks, operational risks, transactional risks and financial risks.
•Our Compensation Committee oversees risks relating to the compensation and incentives provided to our senior executive officers. The Compensation Committee negotiates and approves all of the employment agreements of our NEOs and the Compensation Committee approves all grants of equity awards to all of our eligible employees. The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope and fees of such engagements.
•Only Independent Directors sit on our governance committees. Although it is not a requirement that members of our Land Committee are independent, currently all members are independent directors.

The Board and Board Committees

We currently have nine incumbent directors and the following committees:
•Audit Committee
•Executive Compensation Committee
•Nominating/Governance Committee
•Land Committee
Our Board typically meets on a quarterly basis, with additional meetings held as required. During 2019, the Board held five meetings. Throughout 2019, each of our current directors attended at least 75% of the aggregate of the Board and committee meetings of which they were a member. Our Land Committee does not have regularly scheduled meetings but rather meets when significant land transactions require the Land Committee’s consideration. Directors are expected to attend our annual meetings of stockholders. All directors up for re-election attended our 2019 annual meeting held on May 17, 2019. Due to a professional event commitment that existed prior to her appointment to the Board, Ms. Mooney will not be able to attend the upcoming 2020 annual meeting of stockholders or the May Board meeting, both of which will take place on the same date.
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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The following table identifies the current members of our Board and the number of meetings held during 2019:

Board of Directors	Audit Committee	Executive Compensation Committee	Nominating/ Governance Committee	Land Committee
Steven J. Hilton*
Peter L. Ax +	C		✓	✓
Raymond Oppel		✓		✓
Gerald Haddock			C	✓
Dana C. Bradford	✓	✓		✓
Michael R. Odell		C
Deborah Ann Henretta			✓
Joseph Keough	✓
P. Kelly Mooney (1)
Number of Meetings	7	7	5	23

(1) The Board plans to consider Ms. Mooney for appointment to one or more Board committees over the course of the next several scheduled Board meetings.

*	=	Chairman of the Board
✓	=	Member
C	=	Committee Chair
+	=	Lead Independent Director
Audit Committee
The Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, and the rules and regulations of the NYSE. The Audit Committee assists the Board in:
•fulfilling its oversight of the integrity of our financial statements,
•overseeing our compliance with legal and regulatory requirements,
•determining our independent registered public accounting firm’s qualifications and independence,
•evaluating the performance of our internal audit function and independent registered public accounting firm, and
•reviewing and approving any related party transaction between the Company and senior executive officers or directors.
The Audit Committee has the sole authority to appoint and replace our independent registered public accounting firm and approves all audit engagement fees and terms of all significant non-audit engagements with the independent registered public accounting firm in accordance with the pre-approval policies set forth in our Audit Committee charter. The Audit Committee has the authority to obtain advice and assistance from, and receives appropriate funding from us for, outside legal, accounting and other advisors as it deems necessary to carry out its duties.
The Audit Committee operates under a written charter established by the Board. The charter is available on our website at investors.meritagehomes.com. Each member of the Audit Committee meets the independence requirements of the NYSE and the Exchange Act, and is financially literate, knowledgeable and qualified to review our financial statements. In addition, each member of the Audit Committee has accounting or related financial management expertise. The Board has determined that Peter L. Ax, the Chair of our Audit Committee and each of our other two directors who serve as audit committee members are independent directors as defined by the NYSE’s listing standards, and each is an “audit committee financial expert.” Information about past business and educational experience of Mr. Ax and other members of the Audit Committee is included in their biographies in this proxy statement in the section “—Director Qualifications and Diversity —”.
The report of the Audit Committee is included in this proxy statement in the section “Report of the Audit Committee.”
Executive Compensation Committee
The Board has established a Compensation Committee in accordance with the NYSE’s rules and regulations. The Compensation Committee regularly reports to the Board and its responsibilities include:
•reviewing and approving goals and objectives relative to the compensation of our NEOs, evaluating our NEOs’ performance in light of these goals and approving the compensation of our NEOs,
•reviewing and considering input from stockholders with respect to compensation agreements with our NEOs,
•overseeing all equity-based award grants,
•making recommendations to the Board with regard to non-NEO compensation and equity-based awards, and
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•producing a report on executive compensation to be included in our annual proxy statement.
The Compensation Committee is currently comprised of three members of the Board, each of whom is independent under the independence standards of the NYSE, a “non-employee director” under Section 16 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). Generally, the Compensation Committee Chair is in charge of setting the schedule for the Compensation Committee’s meetings as well as the agenda of each meeting.
The Compensation Committee operates under a written charter, which is available on our website at investors.meritagehomes.com.
The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope, fees and costs of such engagements. Since 2018, the Compensation Committee engaged Pearl Meyer as its independent executive compensation consultant to provide an update on current compensation trends and to provide recommendations on the compensation packages of our NEOs.
The Compensation Committee determines executive compensation with respect to our NEOs independent of management. The Compensation Committee approves all grants of equity-based awards. For the NEOs, the number and type of equity award grants are determined or based on an employment agreement between the Company and the NEO, which may be periodically re-negotiated and revised, as approved by the Compensation Committee. For non-NEOs, management is responsible for recommending to the Compensation Committee the persons to receive grants and the nature and size of the proposed awards. Because management is responsible for the day-to-day operation of the Company, the Compensation Committee believes that management is in the best position to make this recommendation.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is, or has been, an employee of Meritage or any of its subsidiaries. There are no interlocking relationships between Meritage and other entities that might affect the determination of the compensation of Meritage’s executive officers.
Nominating/Governance Committee
The Board has established a Nominating/Governance Committee, which directly reports to the Board and is responsible for:
•developing director qualifications and determining whether newly elected directors or prospective director candidates meet those qualifications,
•identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting of stockholders,
•considering recommendations for director nominations received from stockholders,
•reviewing and recommending changes as needed to the Company’s Corporate Governance Principles and Practices and other corporate governance documents,
•addressing such items as management succession, including policies and principles for our CEO selection and performance review and succession in the event of an emergency or departure of the CEO,
•director qualification standards, including policies regarding director tenure, retirement and succession,
•reviewing the charters of the Compensation Committee, Audit Committee, Nominating/Governance Committee, Land Committee and any other committees, as well as the lead director charter,
•assessing and monitoring, with Board involvement, the Board’s performance and the contributions and performance of individual directors,
•recommending nominees for the Compensation Committee, Audit Committee, Nominating/Governance Committee, and Land Committee,
•monitoring compliance with Corporate Governance Principles and Practices, including stockholding requirements for directors and NEOs, and
•promoting adherence to a high standard of corporate governance and Company values.
The Nominating/Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. The Nominating/Governance Committee operates under a written charter, which is available on our website at investors.meritagehomes.com. Each member of the Nominating/Governance Committee meets the independence requirements of the NYSE.
Land Committee
The Board has established a Land Committee, which directly reports to the Board. The Land Committee is responsible for reviewing and approving/denying land acquisition transactions recommended by management in excess of a predetermined monetary threshold. The Committee is intended to function as an additional approval mechanism for executive management’s land acquisition approval policies and procedures.
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The Land Committee is transactional in nature; accordingly, the frequency of meetings is not pre-determined, but rather meetings only occur when significant land transactions arise that require Land Committee consideration. Currently, no compensation is paid to any director for service on the Land Committee, and there is not a Land Committee chair.
Director Nomination Process
Director Qualifications. The Nominating/Governance Committee will evaluate prospective nominees using the standards and qualifications set forth in our Corporate Governance Principles and Practices and in our criteria for new directors. Prospective nominees must meet these qualification requirements and should have the highest professional and personal ethics and values, as well as broad experience at the policy-making level in business, government, education or public interest. Prospective nominees should be committed to enhancing stockholder value and should have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of our stockholders.
Identifying and Evaluating Nominees for Directors. The Nominating/Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nominating/Governance Committee assesses the current composition of the Board, the balance of management and independent directors and the need for Audit Committee and other expertise in its evaluation of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Governance Committee may seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, or stockholders in order to locate qualified nominees. The Nominating/Governance Committee also evaluates each candidate in the context of maintaining and creating a diverse Board, as previously discussed. After completing its evaluation, the Nominating/Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering such recommendations. For the two recent Board appointments, Mr. Keough and Ms. Mooney, the Nominating/Governance Committee retained an executive search firm, Ferguson Partners, and we paid the firm a $50,000 fee for each search. In connection with each of the searches, Ferguson Partners was charged with sourcing and screening a diverse set of board candidates including those from non-traditional venues.
Stockholder Recommendations. The policy of the Nominating/Governance Committee is to consider properly-submitted stockholder recommendations for candidates for membership on the Board as described below. In evaluating such proposals, the Nominating/Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described above. Any stockholder recommendations proposed for consideration by the Nominating/Governance Committee must include the nominee’s name and qualifications for Board membership and should be submitted to:
Meritage Homes Corporation
8800 East Raintree Drive
Suite 300
Scottsdale, Arizona 85260
Attn:  Secretary
The Secretary will forward all recommendations to the Nominating/Governance Committee.
Stockholder Nominations. Our bylaws also permit stockholders to nominate directors for election at an annual stockholder meeting. For a description of the process for submitting such nominations for consideration at next year’s annual meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 51 of this proxy statement.
Proxy Access. Our bylaws permit an eligible stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of Directors constituting the class up for election at any annual meeting. For a description of the process and deadlines for submitting such nominations for consideration at next year’s annual meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 51 of this proxy statement.
Director Orientation and Continuing Education
It is the policy of the Board that all new directors should participate in an orientation program sponsored by the Company. This orientation is designed to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethics, its principal officers, its internal audit function, and its independent registered public accounting firm. In addition, the Board encourages each director to attend prominent continuing education programs. The Company will pay for the director’s tuition and reasonable and customary travel expenses to attend continuing education programs.
Executive Sessions of Independent Directors
Our Corporate Governance Principles and Practices dictate that the non-management members of the Board will meet in executive session at least quarterly outside the presence of directors that are employees or officers of the Company. The non-
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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

management directors met in executive session [four] times during 2019. Peter L. Ax is our Lead Independent Director and presides over these executive session meetings.

Code of Ethics

We are committed to conducting business consistent with the highest ethical and legal standards. The Board has adopted a Code of Ethics, which is applicable to all employees, including our senior and executive management and our directors. The Code is available on our website at investors.meritagehomes.com.
Meritage Stock Pledging Policy
In 2013, the Nominating/Governance Committee approved a modification to the Company’s securities trading policy prohibiting all future pledging of the Company’s equity securities by our employees, NEOs and directors. In connection with this policy, the Company adopted a grandfather provision relating to existing pledges. As of the date our modified policy was adopted, of our current employees, NEOs and directors, only Mr. Hilton had outstanding pledges. Our grandfather provision exempts existing pledges and continuation or replacements thereto; provided, however, that with respect to these existing pledges (or continuations or replacements thereof) the number of shares pledged may not exceed two-thirds of the total number of Meritage shares beneficially owned by Mr. Hilton. In establishing these grandfather provisions, the Board considered the particular circumstances of Mr. Hilton, the founder of the Company, who has a significant ownership in the Company’s equity securities.
Anti-Hedging Policy
We have a Securities Trading Policy that sets forth guidelines and restrictions on transactions involving our stock, which are applicable to all employees, including our NEOs and directors. Among other things, our policy prohibits all types of hedging transactions, including, but not limited to, purchases of stock on margin, short sales, buying or selling puts or calls and similar transactions involving any derivative securities. If allowed, these types of transactions could enable employees to own Company stock without the full risks and rewards of ownership. When that occurs, employees may no longer have the same objectives as the Company’s other stockholders and therefore such transactions involving Meritage stock are prohibited.

Communications with the Board of Directors

Interested persons may communicate with the Board by writing to our Lead Independent Director at the address set forth on page 2. The Lead Independent Director will disseminate the information to the rest of the Board at his discretion.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis
The following discussion and analysis should be read in conjunction with the “Summary Compensation Table” and related tables that are presented immediately following this discussion.
The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation that we pay or award to, or that is earned by, our NEOs. For our 2019 fiscal year, our NEOs were:
•Steven J. Hilton, Chairman and Chief Executive Officer
•Hilla Sferruzza, Executive Vice President, Chief Financial Officer
•C. Timothy White, Executive Vice President, General Counsel and Secretary
•Phillippe Lord, Executive Vice President, Chief Operating Officer
•Javier Feliciano, Executive Vice President, Chief People Officer
This CD&A addresses and explains the numerical and related information contained in the summary compensation tables and includes actions regarding executive compensation that occurred during 2019, including the award of bonuses related to 2019 performance, and the adoption of any new, or the modification of any existing, compensation programs, if applicable.

Executive Summary

Meritage Homes is committed to building long-term stockholder value. Accordingly, our NEO compensation program is designed to be largely performance driven. At our 2019 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by approximately 99% of total votes cast, indicating that our stockholders were in agreement with our Compensation Committee and its direction of setting compensation arrangements based on performance metrics that are in line with the goals of our stockholders. A summary of our compensation packages is discussed further in this proxy in the section titled “Compensation Program.”
2019 Business Highlights
2019 was a year of growth and progress on many strategic fronts for Meritage Homes. Below is a summary of some of the significant accomplishments achieved in 2019:
•Achieved diluted earnings per share of $6.42 per share, a 15.1% increase over 2018.
•Generated 7.0% year-over-year growth in earnings before income taxes.
•Grew total home closing revenue to $3.6 billion in 2019, up 3.7% over 2018, despite a shift to lower priced homes.
•Improved home closing gross margin to 18.9%, a 70 basis point improvement year-over-year.
•Expanded the number of orders from communities that target the first-time and first move up homebuyers to over 90% of our total orders for the year ended December 31, 2019.
•Improved our customer satisfaction rating to 92.8, the highest satisfaction rating in Meritage Homes history.
Our executive compensation program is designed to be driven with a focus on pay-for-performance. In 2019, more than half of the compensation program for our NEOs was based on various performance metrics that are tied to Meritage’s financial and operational goals. The following graph illustrates CEO compensation as it relates to the performance of the Company over the last three years.
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COMPENSATION DISCUSSION AND ANALYSIS

*Before deduction of CEO total compensation (as reflected in the Summary Compensation Table).
In addition to our financial and operating successes, Meritage Homes is committed to building every home to meet or exceed ENERGY STAR® standards, with many of our communities greatly surpassing those levels. The Environmental Protection Agency has recognized Meritage Homes as an ENERGY STAR Partner of the Year every year since 2010. For the seventh consecutive year, in 2019 Meritage received the ENERGY STAR® prestigious Partner of the Year for Sustained Excellence Award in recognition of our ongoing industry leadership in advancing energy-efficient building standards.
We have also enjoyed successes in establishing Meritage Homes as a company that gives back and has been recognized for such efforts. Since 2013, Meritage has partnered with Operation Homefront to provide newly-built mortgage-free homes to military families through its Homes on the Homefront program. In addition, Meritage employees donated thousands of employee hours and significant financial support to organizations including the Boys and Girls Club, Habitat for Humanity, Ronald McDonald House, numerous local food banks and other local and national charitable organizations, through the Meritage Cares Foundation.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward superior corporate performance both annually and over the long-term while simultaneously striving to be externally competitive amongst our peer group. We continually review our executive compensation program to ensure it reflects good governance practices and is in the best interests of stockholders. In late 2018 the Compensation Committee engaged Pearl Meyer as its independent external compensation consultant, replacing the former compensation consultant. Pearl Meyer was engaged to evaluate and make recommendations regarding the terms of our NEO compensation programs as they relate to creating stockholder value as well as remaining competitive in the marketplace with the changing trends in NEO compensation, while meeting the below core objectives:
Pay for Performance
A substantial portion of the total potential compensation for our NEOs is intended to be variable on a pay-for-performance basis. The terms of the performance-based compensation contemplated in each respective NEO's employment agreement was based upon an assessment performed by Pearl Meyer of external market data to ensure that the compensation formula is competitive relative to the compensation paid by companies with which we compete for executive talent. This compensation is based on (i) the performance of the Company as a whole, as measured against our peer group and (ii) the NEOs role in the attainment of the Company’s performance goals.
Stock Ownership
We are committed to utilizing our compensation program to increase executive stock ownership over time. We believe that equity ownership directly aligns the interests of our executives with those of our stockholders and helps to focus our executives on long-term stockholder value creation. We award restricted stock units and performance share awards to our NEOs, as we believe such awards provide our NEOs with an incentive to continue to increase long-term stockholder value, even during periods of declining stock prices. We believe the granting of equity awards is an important retention tool and is widely used in our industry.
Recruiting and Retention
Due to the competitive nature of our industry, we are committed to providing total compensation opportunities that are competitive with, though not identical to, the practices of other public homebuilders within our peer group. We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain outstanding executives who are motivated to help us achieve our mission.
Compensation Peer Group
As a member of the homebuilding industry, we predominantly compete for executive talent and have historically compared ourselves to other companies in our industry. There are a limited number of homebuilders that have revenue and market capitalization similar to ours. Therefore, the Compensation Committee, with the assistance of Pearl Meyer, has established a peer group of comparably sized companies selected from the homebuilding industry as well as the building products industry. The majority of the peer group companies fall within the following parameters:
•0.4 times to 2.5 times our revenues, and
•0.25 times to 4.0 times our market capitalization.
The peer group companies that were used in 2019 for executive compensation benchmarking and performance benchmarking are set forth below. We believe that this peer group provides an appropriate benchmark comparison for our Company.

●	Beazer Homes USA, Inc.	●	M/I Homes, Inc.
●	Century Communities, Inc.	●	NVR, Inc.
●	D.R. Horton, Inc.	●	Pulte Group, Inc.
●	Hovnanian Enterprises, Inc.	●	Taylor Morrison Home Corporation
●	KB Home	●	Toll Brothers, Inc.
●	Lennar Corporation	●	TRI Point Group, Inc.
●	LGI Homes, Inc.	●	William Lyon Homes *
●	M.D.C. Holdings, Inc.

*	William Lyon Homes was acquired by Taylor Morrison Home Corporation in the first quarter of 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition to the peer group listed above being used for executive compensation benchmarking, the Compensation Committee also used this same peer group for the total shareholder return ("TSR") and return on assets ("ROA") portion of performance-based long-term incentive awards in 2019.
While market data is an important factor utilized by the Compensation Committee when setting compensation, it is only one of multiple factors considered, and the amount paid to each NEO may be more or less than the composite market predicted value based on the performance of the Company and the NEO, the roles, experience level and responsibilities of the NEO, internal equity and other factors that the Compensation Committee deems important.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices

The best practices evidenced by our NEO compensation programs and processes include:

WE DO		WE DO NOT
✓	Pay for performance by requiring a significant portion of the total compensation of our NEOs be determined based on performance tied to strategic objectives.	✗	Provide perquisites for our NEOs other than those limited to auto allowance, reimbursement of certain insurance premiums and other limited benefits.
✓	Have executive stock ownership requirements in place set at a multiplier of base salary.	✗	Reprice or replace stock options and other equity awards.
✓	Have a clawback policy for our NEOs requiring the recoupment of incentive bonuses in the event of a restatement of financial results resulting from willful misconduct or gross negligence of the applicable NEO.	✗	Allow hedging.
✓	Engage an independent compensation consultant that reports directly to the Compensation Committee to provide an update on current compensation trends and to provide recommendations on our NEOs’ current compensation packages.	✗	Allow pledging, subject to specific limited grandfather provisions.
✓	Have double trigger cash severance based upon a change-in-control of the Company.	✗	Provide tax gross-ups for change-in-control and severance payments.
Our executive compensation policies and practices are designed to align our NEOs’ long-term interests with those of our stockholders via a pay-for-performance model. The charts below depict the 2019 percentage of compensation for our CEO and other NEOs that is fixed versus performance-based (from the summary compensation table on page 37):

CEO

Other:
1%
Time-Based Equity
Compensation:
19%
Base Salary:
11%
Performance-Based
Compensation**
69%
Base Salary:
Other:
Time-Based Equity Compensation:
Performance-Based Compensation**

NEOs *

Other, including discretionary bonus: 3%
Time-Based Equity Compensation: 18%
Base Salary: 17%
Performance-Based Compensation**: 62%
Base Salary:
Other, including discretionary bonus:
Time-Based Equity Compensation:
Performance-Based Compensation**:

* Represents average for current NEOs other than the CEO.
** Includes fair value of performance share awards granted (at target level) and actual non-equity incentive plan compensation paid.

MERITAGE HOMES | 2020 Proxy Statement 26

COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant

In accordance with its charter, the Compensation Committee has the sole authority to obtain advice and assistance from consultants, legal counsel, accounting and other advisers as appropriate. The Compensation Committee has the sole authority to retain and terminate any compensation consultant, counsel or adviser and to determine and approve the terms, costs and fees for such engagements. In late 2018, the Compensation Committee engaged Pearl Meyer to become the new independent executive compensation consultant for the Compensation Committee. When engaging an executive compensation consultant the Compensation Committee takes into consideration the independence of and other factors pertaining to the consultant as required by the New York Stock Exchange (NYSE), the Securities and Exchange Commission (SEC) and other applicable rules and regulations. Upon consideration of these factors, the Compensation Committee concluded that engaging Pearl Meyer did not present any conflicts of interest.
Pearl Meyer is a leader in the executive compensation consulting industry and provided information and advice regarding compensation philosophy and strategy; recommended peer group selection criteria as well as recommended potential peer companies; and consulted with the Compensation Committee on both long-term and short-term incentive compensation.

Compensation Program

The key components of our executive compensation program are base salary, annual incentive cash compensation and long-term equity incentive compensation. In addition, our NEOs have the opportunity to participate in our company-wide 401(k) plan, a non-qualified deferred compensation plan, and to receive limited certain personal benefits, as described below. The employment agreements of our CEO and other NEOs are further described in this proxy under the section “—Employment Agreements in Effect for 2019.”
Our executive compensation program is designed based on the following strategic principles:
•Alignment with key outcomes of our business strategies;
•Appropriate balance of short- and long-term incentive award opportunity;
•Provision of market-competitive total compensation opportunity within our peer group;
•Appropriate alignment with our stockholders by delivering a significant percentage of total compensation opportunity through equity;
•Setting total compensation package where a significant percentage of total compensation is at risk;
•Transparency in the communication of plan design and performance goals to enhance understanding; and
•Adherence to sound governance practices, including the prudent management of compensation risk.
Based on the results of the analysis, the components of our NEO compensation program are as outlined below.
Base Salary
The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is generally competitive with market practices. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our NEOs is designed to account for only a portion of their overall total target compensation. As compared to our compensation peer group, we target our NEO base salaries to be commensurate with other public homebuilders. We believe the NEO base salaries are appropriate based on the officers’ roles, responsibilities, experience and contributions to the Company, as well as compared to market data.
Annual Cash Incentive Compensation ("Non-Equity Incentive Plan")
We believe our Non-Equity Incentive Plan focuses our NEOs on the most important short-term measures of our business, establishes a clear connection between performance and earned compensation, and provides transparency to our stockholders as to the operation of our Non-Equity Incentive Plan. Each goal represents a fixed percentage of total potential compensation with each goal assessed separately from the others.
The specific details of each NEO’s 2019 incentive compensation are further described under the section “—Employment Agreements in Effect for 2019”.
Discretionary Bonuses
Discretionary bonuses may be awarded based on specific achievements of an individual beyond those of the performance measurements included in the Non-Equity Incentive Plan calculations, subject to approval by the Compensation Committee.
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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Equity Incentive Awards
Long-term equity incentives are intended to provide compensation opportunities based on the creation of stockholder value and an increase in our stock price. The employment agreements in effect for 2019 allow for grants of performance-based awards and restricted stock units which generally have a three-year cliff vesting schedule.
In connection with our equity awards, we have also adopted stock ownership requirements as further discussed below in the section “—Security Ownership Requirements.”
The Compensation Committee believes that equity awards provide a strong long-term incentive for our NEOs (and other officers and employees) that, along with their stock ownership, helps to align the interests of management with our stockholders. The Compensation Committee believes that these equity-based awards provide the opportunity for our executives to benefit from strong equity performance and, particularly in the case of the restricted stock unit awards, the NEOs focus on balancing stability and preservation of stock value against being incentivized to potentially take on an imprudent level of additional risk to drive stock appreciation with more contingent equity awards such as stock options. The Company and the Compensation Committee also believe that an appropriate mix of cash compensation and non-cash compensation in the form of equity awards is necessary and appropriate because, among other reasons, equity-based awards do not require the use of our working capital. The Compensation Committee is mindful of the fact that equity awards represent an expense under generally accepted accounting principles and a cost to the Company and its stockholders in the form of dilution. Accordingly, the Company seeks to achieve an appropriate balance between cash and non-cash compensation such that the NEOs are appropriately incentivized, our working capital and financial results are minimally affected, and our stockholders do not experience undue dilution.
Other Compensation
The Compensation Committee does not believe in the extensive use of perquisites as a component of executive compensation. The Compensation Committee believes that the perquisites provided to our NEOs (above those received by all employees or officers in general) are limited but help maintain the competitiveness of our compensation package as compared to our peer group companies. The types of perquisites we provide to our NEOs generally consist of car allowances, and enhanced life and disability or long-term care insurance.

Security Ownership Requirements

We maintain security ownership requirements for our directors and certain executive officers. The Board believes that these guidelines align the interests of our directors and executive officers with those of stockholders. Our directors and executive officers are required to comply with ownership guidelines. The requirements for our directors and NEOs are outlined below:
•Directors, five times annual director fees (exclusive of committee or lead director fees),
•CEO, six times base salary;
•COO and CFO, three times base salary; and
•CPO and General Counsel, two times base salary.
In 2019, the Board approved updated security holding requirements which adjusted CEO, CFO, COO and Board members holdings to be more in line with market trends. In the case of the appointment of a new executive officer or director, the new officer or director shall not be required to purchase stock in the open market in order to become compliant.  For directors and executive officers, until such compliance is achieved they may not sell or otherwise transfer any stock or stock equivalents related to equity awarded by the Company; provided, however, until such compliance is achieved, they may sell stock as necessary to pay any required income tax withholdings in connection with the vesting of any equity grants. Once their income tax withholdings are fulfilled, they may not sell more than 50% of the remaining equity grants or awards that vest in a fiscal year and must hold the balance of their shares until their ownership requirements are met. In order to enable our directors and officers to prudently manage their personal financial affairs, our policy provides that once compliance is obtained, subsequent changes in stock price will not affect their compliance with the guidelines provided the officer or director continues to hold at least the number of shares that were necessary to comply with the stock ownership requirements but for a decrease in stock price.
For purposes of the stock ownership requirements, stock is deemed “owned” for both directors and officers in the case of (a) shares owned outright and (b) beneficially-owned shares. As of December 31, 2019, all officers and directors were in compliance with their respective security ownership requirements or transitional requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity-Based Awards

Meritage has traditionally granted equity-based awards to directors, senior executive officers and other employees to provide a means for incentive compensation and to align the interests of management with the interest of Meritage’s stockholders. Since 2009, all equity awards to employees and directors have been comprised of restricted stock or restricted stock units and for NEOs have been comprised of a combination of restricted stock units and performance share awards as a means of providing sufficient long-term incentive compensation to align with industry trends.
We have comprehensive policies relating to the granting of equity-based awards. Following is a summary of key aspects of our policies:
•All equity-based awards must be approved at formal meetings (including telephonic) of the Compensation Committee.
•The grant date of such awards will be the date of the meeting (or a specified date shortly after the meeting).
•The customary annual equity-based grant shall be approved at a regularly scheduled meeting of the Compensation Committee during the first part of the year, but generally after the annual earnings release. We believe that coordinating the main annual award grant after our annual earnings release will generally result in this grant being made at a time when the public is in possession of all material information about us.
•The Company shall not intentionally grant equity-based awards before the anticipated announcement of materially favorable news or delay the grant of equity-based awards until after the announcement of materially unfavorable news.
•The Compensation Committee will approve equity-based grants only for persons specifically identified at the meeting by management.

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COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements in Effect for 2019

The Compensation Committee annually reviews each NEO’s total compensation relative to the market data while considering the responsibilities of their position, their individual performance and their tenure. We entered into revised employment agreements with each of our NEO's in February 2017. The employment agreements for Messrs. Hilton and White include automatic one-year extension renewal provisions. These renewal provisions extend the terms of the arrangements for one year unless on or before August 31 of any renewal term, the executive or the Company notifies the other that it wishes to terminate the agreement. In addition, in March 2018 we entered into an additional long-term equity incentive award opportunity for Mr. Hilton. For Ms. Sferruzza and Messrs. Lord and Feliciano, their agreements were initially scheduled to expire on December 31, 2018 and are automatically extended for one year on December 31 of each year unless written notice of non-renewal is provided within sixty days prior to the expiration by the executive or the Company. Following is a description of the key provisions between the Company and each of the NEOs of their respective employment agreements in effect for 2019.
Base Salary

	Named Executive Officer
	Steven J. Hilton	Hilla Sferruzza	C. Timothy White	Phillippe Lord	Javier Feliciano

Base Salary	$1,000,000	$575,000	$550,000	$650,000	$340,000
Non-Equity Incentive Plan
In 2019, our NEOs were each entitled to an annual cash incentive bonus based upon the achievement of certain performance goals established by the Compensation Committee. The amount of the target bonus and payout ranges for each NEO is set forth below. The amount of the bonus to be paid is contingent upon the achievement of the performance criteria established by the Compensation Committee. Where the actual performance falls below the threshold level, no incentive bonus will be paid with respect to that performance goal.
The Non-Equity Incentive Plan has three performance measures, weighted 45%, 45% and 10%, respectively:
1.EBITDA as adjusted for specific and pre-determined items (adjusted EBITDA);
2.Number of home closings; and
3.Customer satisfaction rating as determined by a third-party rating agency.
We believe these metrics focus our NEOs on the most important short-term measures of our business, establish a clear connection between performance and earned compensation, and provide transparency to our stockholders as to the operation of our Non-Equity Incentive Plan. Each goal represents a fixed percentage of total potential compensation with each goal assessed separately from the others.
For each of the three performance measures noted above, our Compensation Committee has specified:
•A threshold level of achievement below which no incentives will be paid;
•A target range level of achievement (e.g. between the threshold and maximum) associated with a market-competitive incentive award; and
•A maximum level of achievement above which incentives paid will not increase (payout ceiling).
The relationship between the level of performance and associated payout with each level for each of the performance metrics is reflected below. Where actual results fell between the performance levels set forth above, payments were calculated based on linear interpolation.

Adjusted EBITDA	Performance as % of Target	Payout as % of Target Payout (1)	Number of Home Closings	Performance as % of Target	Payout as % of Target Payout (1)	Customer Satisfaction Rating	Performance as % of Target	Payout as % of Target Payout (1)
Maximum	115.0%	200%	Maximum	115.0%	200%	Maximum	102.25%	200%
Target	100.0%	100%	Target	100.0%	100%	Target	100.00%	100%
Threshold	90.0%	50%	Threshold	85.0%	50%	Threshold	97.75%	50%
Below Threshold	<90.0%	0%	Below Threshold	<85.0%	0%	Below Threshold	<97.75%	0%
(1) Target payouts for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano were $2,500,000, $718,750, $600,000, $1,300,000 and $212,500, respectively, and are based on the achievement of target performance level, as indicated in the tables above.

MERITAGE HOMES | 2020 Proxy Statement 30

COMPENSATION DISCUSSION AND ANALYSIS

For purposes of determining the executives’ formula bonuses, “Adjusted EBITDA” means earnings before interest expense and interest amortized to cost of sales, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude non-routine charges that the Compensation Committee determines in its sole discretion at the time the incentive bonus plan is established is appropriate to exclude.
Annual Discretionary Bonus
Based on specific achievements of each individual beyond those of the performance measurements included in the Non-Equity Incentive Plan calculations, our NEOs may be awarded discretionary cash bonuses subject to approval by the Compensation Committee.
Long-Term (Equity-Based) Incentive Awards
In 2019, our NEOs were entitled to long-term equity incentive awards where 50% was provided through performance-based awards based on criteria with interpolated potential payout levels and 50% was provided through time-based restricted stock units.
Performance Share Awards. In 2019, our NEOs were entitled to performance-based awards as part of their overall compensation. The performance-based portion of the long-term incentive awards have two metrics, which in 2019 were weighted 70% and 30%, respectively:
1.Achievement of a targeted return on asset (“ROA”) goal relative to peer group, and
2.Three-year total shareholder return (“TSR”) relative to our TSR peer group (as defined in the section "—Compensation Philosophies and Objectives — Compensation Peer Group ").
The Compensation Committee selected these two measures for the NEO long-term incentive awards as they believe they best align with our current stockholder interests of strong returns, and increased efficiency in generating profits from assets.
For each of the two performance-based plan measures, our Compensation Committee has specified:
•A threshold level of achievement below which no awards will be paid;
•A target range level of achievement (e.g. between the threshold and maximum) associated with a market-competitive incentive award; and
•A maximum level of achievement above which awards will not increase (payout ceiling).
Each metric is assessed separately from the others, and each may be adjusted for specific and pre-determined items established by the Compensation Committee. The ROA goals are measured annually and on a standalone basis, although the vesting of the shares will occur at the end of a three-year performance period. The TSR goal is a cumulative three-year metric. The relationship between the level of performance and the shares awarded with each level is reflected in the table below. Where actual results fall between the performance levels set forth below, payments will be calculated based on linear interpolation.

Relative ROA	Performance as % of Target	Shares Awarded as % of Target Payout (1)	Relative TSR	Peer Group Percentile	Shares Awarded as % of Target Payout (1)
Maximum	75.0%	150%	Maximum	75.0%	150%
Target	50.0%	100%	Target	50.0%	100%
Threshold	25.0%	50%	Threshold	25.0%	50%
Below Threshold	<25.0%	0%	Below Threshold	<25.0%	0%
(1) For 2019, the target award payout value was equal to approximately $1,750,000, $575,000, $425,000, $975,000 and $212,500 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively. This 100% payout achievement is based on target performance level as indicated in the table above.
Restricted Stock Unit Awards. In 2019, our NEOs were entitled to an annual grant of restricted stock units that cliff vest on the third anniversary of the date of grant. The number of restricted stock units to be granted to each executive officer will be equal to the dollar value specified for each executive officer divided by the closing price of the Company’s stock on the grant date. The value of restricted stock units granted in 2019 to each officer was approximately $1,750,000, $575,000, $425,000, $975,000 and $212,500 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Benefits
In 2019, our NEOs were also entitled to certain specified other benefits. With respect to Mr. Hilton, he was entitled to receive payments annually to purchase life insurance coverage in the policy amount of up to $5,000,000; disability and/or long-term care insurance with monthly benefits of up to $20,000; reimbursement for business use of his airplane at an amount equal to comparable charter rates; and the use of a company car. With respect to Ms. Sferruzza and Messrs. White, Lord and Feliciano, they were entitled to receive payments annually to purchase life insurance in the coverage amount of up to $3,000,000 and disability and/or long-term care insurance with monthly benefits of up to $20,000. Messrs. White and Lord were also entitled to an auto allowance.
Termination Provisions
Our NEOs employment agreements provide for payments in certain situations upon termination of employment, which may include change of control, voluntary resignation by the officer with or without good reason, termination by the Company, with and without cause, death or disability, and retirement. A summary of the key termination provisions of each executive officer’s employment agreement in effect for 2019 is outlined beginning on page 41.

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COMPENSATION DISCUSSION AND ANALYSIS

Discussion of NEO Compensation

Following is a discussion of the compensation paid, awarded or earned in 2019 to the Company’s CEO and NEOs.
Our NEOs were compensated in 2019 pursuant to the terms of their respective employment agreements in effect during 2019, which provided for a base salary, a Non-Equity Incentive Plan award based on Company performance, equity grants and other customary executive benefits.
Under these agreements, a substantial portion of our NEOs potential compensation was performance-based to align their goals and efforts with the interests of our stockholders.
Salary. In accordance with the terms of their respective employment agreements, each NEO was paid a base salary as outlined below:

	Named Executive Officer
	Steven J. Hilton	Hilla Sferruzza	C. Timothy White	Phillippe Lord	Javier Feliciano

Base Salary	$1,000,000	$575,000	$550,000	$650,000	$340,000
Non-Equity Incentive Plan. For 2019, our NEOs earned cash performance-based bonuses pursuant to the terms set forth in their respective employment agreements as outlined beginning on page 30 of this proxy statement and according to the metrics set forth below. These cash bonuses were paid in February 2020.
ACTUAL RESULTS FOR 2019 ANNUAL INCENTIVE COMPENSATION:

		Named Executive Officer
Actual Results		Steven J. Hilton	Hilla Sferruzza	C. Timothy White	Phillippe Lord	Javier Feliciano
Adjusted EBITDA (45%)
Actual Results (in thousands) (2)		$433,742	$433,742	$433,742	$433,742	$433,742
Target Performance Level (in thousands) (2)	≥	$330,871	$330,871	$330,871	$330,871	$330,871
Target Bonus $		$1,125,000	$323,438	$270,000	$585,000	$95,625
NEO Payout % (1)		200.0%	200.0%	200.0%	200.0%	200.0%
NEO Payout $		$2,250,000	$646,875	$540,000	$1,170,000	$191,250
Number of Home Closings (45%)
Actual Results (2)		9,267	9,267	9,267	9,267	9,267
Target Performance Level (2)	≥	8,472	8,472	8,472	8,472	8,472
Target Bonus $		$1,125,000	$323,438	$270,000	$585,000	$95,625
NEO Payout % (1)		162.5%	162.5%	162.5%	162.5%	162.5%
NEO Payout $		$1,828,678	$525,745	$438,883	$950,913	$155,438
Customer Satisfaction Rating (10%)
Actual Results (2)		92.8	92.8	92.8	92.8	92.8
Target Performance Level (2)	≥	89.0	89.0	89.0	89.0	89.0
Target Bonus $		$250,000	$71,875	$60,000	$130,000	$21,250
NEO Payout % (1)		200.0%	200.0%	200.0%	200.0%	200.0%
NEO Payout $		$500,000	$143,750	$120,000	$260,000	$42,500
Total NEO Payout $		$4,578,678	$1,316,370	$1,098,883	$2,380,913	$389,188
(1) See the table provided on page 30 of this proxy statement for additional information related to the payout percentages as they relate to the targets.
(2) The below table provides the actual results and target performance levels for the three performance measures of annual incentive compensation in 2019 as compared to 2018 and 2017:

Performance Measure		2019	2018	2017
Adjusted EBITDA (in thousands)
Actual Results		$433,742	$380,859	$333,178
Target Performance Level	≥	$330,871	$359,834	$312,262
Number of Home Closings
Actual Results		9,267	8,531	7,709
Target Performance Level	≥	8,472	8,480	7,723
Customer Satisfaction Rating
Actual Results		92.8	91.9	90.0
Target Performance Level	≥	89.0	80.0	80.0
33 MERITAGE HOMES | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards. In 2019, Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano were granted awards of 41,846, 13,749, 10,162, 23,314 and 5,081 performance shares (target level), respectively, related to the ROA and TSR performance metrics. Additionally, they were granted an equal amount of time-based shares that cliff vest in 2022. The performance shares related to ROA and TSR vest on approximately the third anniversary of the date of grant, subject to the achievement of the individual performance measures. The table below illustrates the potential performance share awards through the performance share plan for 2019 at threshold, target and maximum performance levels for each NEO based on the established performance metrics. For discussion of the restricted stock units and performance share awards that vested in 2019, see the 2019 Stock Awards Vested table on page 40.
PERFORMANCE BASED AWARDS - ROA and TSR METRICS:

Name	Approximate Award Fair Value (at Target level) ($)	Below Threshold (Shares) (#)	Threshold (Shares) (#)	Target (Shares) (#)(1)	Maximum (Shares) (#)
Steven J. Hilton	$1,750,000	—	20,923	41,846	62,769
Hilla Sferruzza	$575,000	—	6,875	13,749	20,624
C. Timothy White	$425,000	—	5,081	10,162	15,243
Phillippe Lord	$975,000	—	11,657	23,314	34,971
Javier Feliciano	$212,500	—	2,541	5,081	7,622
(1)Number of shares based on a grant price of $41.82, the closing stock price on the date of grant for our NEOs.
Discretionary Bonus. During 2019, Mr. White received a discretionary $100,000 cash bonus approved by the Compensation Committee in recognition of his efforts and accomplishments.
Other Benefits. The Company also provided other benefits consistent with our NEOs' employment agreements. These benefits are detailed in the "All Other Compensation Table" included in this proxy statement.

MERITAGE HOMES | 2020 Proxy Statement 34

COMPENSATION DISCUSSION AND ANALYSIS

2020 Developments

On February 11, 2020, the Company increased certain components of compensation for Hilla Sferruzza, Phillippe Lord, C. Timothy White and Javier Feliciano as allowed by each of their respective employment agreements.
Base Salary Compensation
The base salaries for Ms. Sferruzza and Messrs. Lord, White and Feliciano were increased effective January 1, 2020.

Executive Officer	Revised Base Salary
Hilla Sferruzza	$625,000
Phillippe Lord	$700,000
C. Timothy White	$560,000
Javier Feliciano	$350,000
Performance-Based Compensation
In addition, the target annual Non-Equity Incentive Plan bonus and the target value of performance-based equity compensation award (non-cash) for each of Ms. Sferruzza and Messrs. Lord, White and Feliciano also increased, as noted below.

Executive Officer	2020 Annual Target Cash Incentive Compensation	2020 Annual Target Performance Shares Award
Hilla Sferruzza	$781,250	$625,000
Phillippe Lord	$1,400,000	$1,050,000
C. Timothy White	$610,909	$432,727
Javier Feliciano	$218,750	$218,750
The value of time-based equity compensation award for each of Ms. Sferruzza and Messrs. Lord, White and Feliciano was also increased to mirror the adjusted target value of performance-based equity compensation award noted above.
35 MERITAGE HOMES | 2020 Proxy Statement

EXECUTIVE COMPENSATION COMMITTEE REPORT

The following Executive Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.
Executive Compensation Committee Report
The Executive Compensation Committee of the Board of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our 2019 Annual Report on Form 10-K.

THE EXECUTIVE COMPENSATION COMMITTEE
Michael R. Odell—Chair Raymond Oppel Dana C. Bradford

MERITAGE HOMES | 2020 Proxy Statement 36

COMPENSATION OF OFFICERS AND DIRECTORS

Compensation of Officers and Directors
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Steven J. Hilton,	2019	1,000,000	—	3,554,610	4,578,678	62,303	9,195,591
Chairman and CEO (1)	2018	1,000,000	—	3,480,836	3,379,404	39,943	7,900,183
	2017	1,000,000	—	1,934,928	4,240,489	48,310	7,223,727
Hilla Sferruzza,	2019	575,000	—	1,167,910	1,316,370	53,040	3,112,320
EVP and CFO	2018	575,000	—	1,139,038	971,579	48,600	2,734,217
	2017	525,000	—	761,872	890,503	40,596	2,217,971
C. Timothy White,	2019	550,000	100,000	863,213	1,098,883	48,114	2,660,210
EVP, General Counsel	2018	550,000	—	841,879	811,057	55,936	2,258,872
and Secretary	2017	525,000	—	822,308	1,017,717	57,172	2,422,197
Phillippe Lord,	2019	650,000	—	1,980,406	2,380,913	63,154	5,074,473
EVP and COO	2018	650,000	—	1,931,317	1,757,290	70,259	4,408,866
	2017	550,000	—	1,209,284	1,638,665	55,171	3,453,120
Javier Feliciano,	2019	340,000	—	431,604	389,188	50,089	1,210,881
EVP and CPO	2018	336,295	—	420,983	287,249	47,730	1,092,257
	2017	320,000	—	356,027	245,439	31,812	953,278

(1)All compensation is for Mr. Hilton’s services in his capacity as the Chairman and Chief Executive Officer of the Company. Mr. Hilton did not receive any separate compensation for his services as a director.
(2)Amounts represent discretionary bonuses awarded to the respective executive officers.
(3)The non-vested share (performance share awards and restricted stock units) grants have a fair value equal to the closing price of our stock on the date of the grant, in accordance with the requirements of Accounting Standards Codification Subtopic (“ASC”) 718. For the TSR portion of performance-based shares, fair value is equal to the valuation from the third-party Monte Carlo analysis prepared in conjunction with the grants. Balance includes all performance share and restricted stock unit awards granted in the year to our NEOs and not the prorated share of all unvested grants in prior years that vested in the current year. See Note 11 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K for discussion of assumptions used for computing the fair value of awards granted. The amounts included in this column represent the grant-date fair value assuming all performance measures are achieved at the target level of performance (i.e., ROA, TSR). The grant date fair value at the maximum performance level for the performance share awards in 2019 is $2,706,914, $889,413, $657,359, $1,508,123 and $328,696 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively.  Additional detail is also provided in the “Grant of Plan-Based Awards” table.
(4)Non-equity plan compensation earned for all years presented was paid subsequent to each respective year-end.
(5)See the following table for more detail.
All Other Compensation Table
Year Ended December 31, 2019

Name	Health and Insurance Premiums ($) (1)	401(k) Match ($)	Car Allowance ($)	Other ($)(2)	Total All Other Compensation ($)
Steven J. Hilton	53,062	8,400	—	841	62,303
Hilla Sferruzza	44,066	8,400	—	574	53,040
C. Timothy White	25,314	8,400	14,400	—	48,114
Phillippe Lord	39,594	8,400	14,400	760	63,154
Javier Feliciano	40,728	8,400	—	961	50,089
(1)Includes: (i) employer portion of benefits provided to all employees and (ii) life and disability insurance premiums as contemplated in each NEO’s employment agreement if such elections were made.
(2)Other primarily represents the income gross-up to reflect tax consequences of spousal travel.
37 MERITAGE HOMES | 2020 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

2019 Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven J Hilton	3/20/2019							41,846	1,750,000
	3/20/2019				20,923	41,846	62,769		1,804,610
		1,250,000	2,500,000	5,000,000
Hilla Sferruzza	3/20/2019							13,749	574,983
	3/20/2019				6,875	13,749	20,624		592,927
		359,375	718,750	1,437,500
C. Timothy White	3/20/2019							10,162	424,975
	3/20/2019				5,081	10,162	15,243		438,238
		300,000	600,000	1,200,000
Phillippe Lord	3/20/2019							23,314	974,991
	3/20/2019				11,657	23,314	34,971		1,005,415
		650,000	1,300,000	2,600,000
Javier Feliciano	3/20/2019							5,081	212,487
	3/20/2019				2,541	5,081	7,622		219,117
		106,250	212,500	425,000
(1)Actual non-equity incentive plan payouts for 2019 are discussed in the section —"Discussion of NEO Compensation".
(2)Equity awards granted in 2019 have a three-year cliff vest, subject in the case of performance share awards to achievement of established performance metrics.
(3)The grant-date fair value amounts relating to the performance share awards represent the grant-date fair value assuming the performance measures are achieved at the target level of performance. Grant date fair value for the TSR portion of awards is based on a Monte-Carlo model to assess fair value as of the date of grant. Grant date fair value for the ROA awards is calculated as of the closing stock price on the date of grant.

Outstanding Equity Awards at 2019 Fiscal Year-End

	Stock Awards
				Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Units of Stock that Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (8)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (1)
Steven J Hilton	167,795	(2) (7)	$10,253,952	71,537	$4,371,626
Hilla Sferruzza	53,864	(3) (7)	$3,291,629	30,049	$1,836,294
C. Timothy White	48,010	(4) (7)	$2,933,891	22,209	$1,357,192
Phillippe Lord	86,408	(5) (7)	$5,280,393	50,950	$3,113,555
Javier Feliciano	22,070	(6) (7)	$1,348,698	11,105	$678,627
(1)Computed as the number of shares or units of stock that have not yet vested multiplied by the closing price of the Company’s stock on December 31, 2019 of $61.11.
(2)Remaining unvested shares vest: 16,593 in March 2021 and 41,846 in March 2022. See also Note (7) below.
(3)Remaining unvested shares vest: 1,200 in February 2020 and 13,749 in March 2022. See also Note (7) below.
(4)Remaining unvested shares vest: 10,162 in March 2022. See also Note (7) below.
(5)Remaining unvested shares vest: 23,314 in March 2022. See also Note (7) below.
(6)Remaining unvested shares vest: 5,081 in March 2022. See also Note (7) below.

MERITAGE HOMES | 2020 Proxy Statement 38

COMPENSATION OF OFFICERS AND DIRECTORS

(7)Includes performance-based shares that satisfied performance criteria as of December 31, 2019 and will vest according to the table below:

Name	Vested in February 2020 (#)	Vesting in March 2021 (#)	Vesting in March 2022 (#)	Total Earned but not Vested Performance Shares as of December 31, 2019 (#)
Steven J Hilton	67,805	29,014	12,537	109,356
Hilla Sferruzza	26,698	8,098	4,119	38,915
C. Timothy White	28,818	5,986	3,044	37,848
Phillippe Lord	42,378	13,732	6,984	63,094
Javier Feliciano	12,475	2,992	1,522	16,989
(8)Represents performance-based shares that vest (at target value) as follows:

Name	Vesting in March 2021 (#)	Vesting in March 2022 (#)	Total Unearned and Unvested as of December 31, 2019(#)
Steven J Hilton	39,455	32,082	71,537
Hilla Sferruzza	19,508	10,541	30,049
C. Timothy White	14,418	7,791	22,209
Phillippe Lord	33,076	17,874	50,950
Javier Feliciano	7,210	3,895	11,105

39 MERITAGE HOMES | 2020 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

2019 Option Exercises and Stock Vested

	Stock Awards
Name (1)	Number of Shares Acquired on Vesting (#) (4)	Value Realized on Vesting ($)
Steven J Hilton	67,328	$3,009,562
Hilla Sferruzza (2)	23,622	$1,053,676
C. Timothy White	28,614	$1,279,046
Phillippe Lord (3)	38,231	$1,709,262
(1)Mr. Feliciano had no shares vest in 2019.
(2)Shares vested include 2,160 shares granted to Ms. Sferruzza prior to her appointment as CFO.
(3)Shares vested include 1,200 shares granted to Mr. Lord prior to his appointment as COO.
(4)In connection with the 2016 grant, restricted stock units of 29,078, 9,269, 12,358, and 15,993 shares vested for Mr. Hilton, Ms. Sferruzza, and Messrs. White and Lord, respectively, in March 2019. In addition, performance shares vested in March 2019 as a result of the achievement performance goals summarized in the table below. EPS & ROA performance metrics and achievement were set and calculated annually, whereas relative TSR performance metric was set and measured with a cumulative three year performance period.:

		Shares Vested (2)
Name (1)	Year	EPS (40%)		ROA (30%)		TSR (30%)		Total
Steven J Hilton	2018	4,733	(3)	3,218	(3)	11,835	(6)	19,786
	2017	5,816	(4)	3,311	(4)			9,127
	2016	5,816	(5)	3,521	(5)			9,337
	Total	16,365		10,050		11,835		38,250
Hilla Sferruzza	2018	1,509	(3)	1,026	(3)	3,773	(6)	6,308
	2017	1,854	(4)	1,055	(4)			2,909
	2016	1,854	(5)	1,122	(5)			2,976
	Total	5,217		3,203		3,773		12,193
C. Timothy White	2018	2,011	(3)	1,368	(3)	5,030	(6)	8,409
	2017	2,472	(4)	1,407	(4)			3,879
	2016	2,472	(5)	1,496	(5)			3,968
	Total	6,955		4,271		5,030		16,256
Phillippe Lord	2018	2,602	(3)	1,770	(3)	6,510	(6)	10,882
	2017	3,199	(4)	1,821	(4)			5,020
	2016	3,199	(5)	1,937	(5)			5,136
	Total	9,000		5,528		6,510		21,038

(1)Mr. Feliciano had no performance-related shares vest in 2019.
(2)Where actual results fell between the performance levels, shares vested were calculated based on linear interpolation.
(3)2018 actual EPS was $5.11, and target EPS was $4.70. 2018 actual ROA was 6.20%, and target ROA was 5.95%.
(4)2017 actual EPS was $4.05, and target EPS was $3.46. 2017 actual ROA was 5.46%, and target ROA was 5.24%.
(5)2016 actual EPS was $3.56, and target EPS was $3.01. 2016 actual ROA was 5.39%, and target ROA was 4.97%.
(6)The 2016 TSR awards were based on a cumulative three-year TSR goal. The actual cumulative TSR at the end of the three year period was 71.40%, and the target TSR was 50.00%.

MERITAGE HOMES | 2020 Proxy Statement 40

COMPENSATION OF OFFICERS AND DIRECTORS

Nonqualified Deferred Compensation Plans

We offer a non-qualified deferred compensation plan (“deferred compensation plan”) to our NEOs as well as other highly compensated employees in order to allow them additional pre-tax income deferrals above and beyond the limited caps that qualified plans, such as 401(k) plans, impose on highly compensated employees. The deferred compensation plan allows eligible participants to defer up to 75% of their base salary and up to 100% of their qualifying bonus and performance-based compensation.  The deferred compensation plan also allows for discretionary employer contributions, although to date all contributions to the plan have been funded by the employees and we do not currently offer a contribution match. Employee deferrals are deemed 100% vested upon contribution. Distributions from the Plan will be made upon retirement, either in a lump sum or annual installments for up to fifteen years commencing upon normal retirement (upon reaching age 55 and completing ten years of service). Distributions may also be made upon death, separation of service, in-service distribution after 5 years or upon the occurrence of an unforeseeable emergency.

Participants in the deferred compensation plan are entitled to select from a wide variety of investments available under the plan and will be allocated gains or losses based upon the performance of the investments selected by the participant.  All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The below table reflects activity for our NEOs in the deferred compensation plan during 2019.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
C. Timothy White, EVP, General Counsel and Secretary	—	—	218,046	—	1,208,862
Hilla Sferruzza, EVP, Chief Financial Officer	46,000	—	3,216	—	49,216
(1)Meritage does not provide matching contributions.
(2)These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.
(3)All amounts in this column that represent executive contributions from prior years were reported as compensation to the named executive officer int the Summary Compensation Table in prior years.

Potential Payments upon Termination or Change of Control Summary

During 2017, we entered into amended employment agreements and change of control agreements with our CEO and NEOs. Under their respective terms, our CEO and NEOs are entitled to severance payments and other benefits in the event of certain types of terminations. These benefits can include cash payments, continuation of insurance benefits and the acceleration of outstanding stock options, restricted stock units and performance-based shares.
Following is a summary of the severance and change of control provisions that were in effect on December 31, 2019.

Employment Agreements—Severance Benefits

The employment agreements for Messrs. Hilton and White provide the executive with severance benefits in certain situations upon his termination of employment. Following is a summary the potential severance payments and benefits depending on the reason for termination.
41 MERITAGE HOMES | 2020 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause	Voluntary Resignation by Officer With Good Reason (1)	Termination by the Company Without Cause (1)	Death or Disability	Retirement (1) (2)	Change In Control
Base salary and paid time off through date of termination	X	X	X	X	X	X
Annual cash incentive awards, performance share awards and restricted stock unit awards earned in a previous year but not yet paid or issued	X	X	X	X	X	X
Pro-rata annual cash incentive bonus for period in which termination occurs		X	X		X
Target bonus for the performance period in which the termination occurs				X
Projected bonus for the performance period in which the Change of Control occurs						X
Certain previously granted time-based awards and restricted stock units that are outstanding shall immediately vest and become unrestricted		X	X	X	X	X
Performance shares awarded shall continue to vest and be delivered subject to achievement of specified performance goals		X	X		X	X
Target number of previously granted performance share awards that have not vested will immediately vest and become unrestricted				X
Any outstanding stock options shall vest and remain exercisable for the remainder of the original term		X	X	X	X	X
Payment for health coverage equal to 150% of monthly COBRA premium		X	X	X		X
Severance payment equal to the sum of (A) two times the executive officer’s base salary on the date of termination and (B) two times the higher of (x) the average of the bonus compensation paid to the executive officer for the two years prior to his termination of employment or (y) the annual bonus paid to the executive officer for the year preceding the date of termination (3) (4) (5) (6)
		X	X			X
(1) Mr. Hilton shall render reasonable consulting services during the 24-month period following termination. Mr. White shall render reasonable consulting services during the 12-month period following termination.
(2) In order to qualify for the above retirement termination benefits, in addition to any time restrictions as contemplated in each individual employment agreement, the executive must have completed 15 cumulative years as a named executive officer or member of the board. Messrs. Hilton and White have each satisfied the 15-year threshold.
(3) In the case for Mr. White for termination without cause, the severance payment has a multiple of one in the calculation.
(4) Mr. Hilton's severance payment may not be less than $5 million and may not exceed $10 million. Mr. White's severance payment may not exceed $2 million.
(5) Bonus compensation is determined as the greater of (a) the actual bonus paid to executive or (b) the fair value on the date of grant of the shares of restricted stock, restricted stock units, stock options and other equity-based awards that become vested in such year of termination. For Change of Control only, the severance payment is calculated as the sum of the actual bonus paid to the executive and the fair value on the date of grant of the shares of equity-based awards that become vested in the year of termination.
(6) In the case for Mr. Hilton for change-in-control, the severance payment has a multiple of three in the calculation. The severance payment for Mr. Hilton in the event of a Change of Control may not exceed $15 million, the severance payment for Mr. White may not exceed $6 million.

MERITAGE HOMES | 2020 Proxy Statement 42

COMPENSATION OF OFFICERS AND DIRECTORS

Ms. Sferruzza and Messrs. Lord and Feliciano's employment agreements provide them with severance benefits in certain situations upon his or her termination of employment. Following is a summary of the potential severance payments and benefits depending on the reason for termination:

	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause	Voluntary Resignation by Officer With Good Reason	Termination by the Company Without Cause	Death or Disability	Retirement (1)	Change In Control (5)
Base salary and paid time off through date of termination	X	X	X	X	X	X
Pro-rata annual cash incentive bonus for period in which termination occurs based on actual performance achieved		X	X		X
Target annual cash incentive bonus for the performance period in which the termination occurs				X		X
Service based (time based) awards and restricted stock units that are outstanding shall immediately vest and become unrestricted				X	X	X
100% of performance share awards (or restricted stock units) shall immediately vest and become unrestricted (6)						X
Previously granted performance-based shares (or performance-based restricted stock units) that have not vested will immediately vest and become unrestricted following the end of the applicable performance period based on actual performance achieved				X	X
Any outstanding and vested stock options will remain exercisable as provided by in the original equity awards (2) (3)	X	X	X	X
Any outstanding and unvested stock options will immediately vest and will remain exercisable for the remainder of the original equity award, but not later than the tenth anniversary of the original grant date				X	X
Payment for health coverage equal to 100% of monthly COBRA premium for 24 months		X	X			X
Severance payment equal to two times the executive officer’s base salary on the date of termination plus two times the executive officers target bonus in the year of termination (4)		X	X			X
(1)In order to qualify for the above retirement termination benefits, in addition to any time restrictions as contemplated in each individual employment agreement, executive must complete 15 cumulative years as a named executive officer or member of the board. Neither Ms. Sferruzza or Messrs. Lord or Feliciano satisfied the 15 year threshold as of December 31, 2019.
(2)Upon termination for cause, any outstanding and vested stock options shall be cancelled as of the termination date.
(3)In the event of death or disability, stock options will remain exercisable until the 12 month anniversary of the termination date, provided, however, that the post-termination exercise period for any individual stock option will not extend beyond the earlier of its original maximum term or the tenth anniversary of the original date of grant.
(4)Severance payment for each executive officer in a change-in-control is capped at $3,000,000; severance payment for each executive officer in a non change-in-control is capped at $2,000,000.
(5)Voluntary resignation with good reason must take place within the time period as defined in the employment agreement with respect to a change-in- control.
(6)In the event the performance shares are to vest based on achievement of future performance, vesting calculation is to assume target levels had been achieved for the performance criteria.

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COMPENSATION OF OFFICERS AND DIRECTORS

Other Matters Regarding the Employment Agreements and Change of Control Agreements

The terms “Good Reason”, “Cause” and “Change of Control” are defined in the employment and change of control agreements.
All severance payments under the employment agreements and change of control agreements are conditioned upon the delivery and non-revocation of a customary release by the executive in favor of the Company.
Each executive’s employment agreement and, if applicable, change of control agreement is structured so that the executive is entitled to the greater benefit under the two agreements but is not entitled to duplicative benefits.
Each of the employment agreements and change of control agreements include customary provisions concerning the timing, limitation and alteration of payments to comply with Section 409A of the Internal Revenue Code.
Consistent with the SEC’s rules and regulations concerning executive compensation disclosure, the potential value of each executive’s benefits assumes that the termination occurred on December 31, 2019, and with a closing stock price of $61.11 on the last business day of 2019. The value of the acceleration of stock vestings was computed based on the closing price of our stock on the last day of 2019 for each equity award affected. Total termination benefits represent payments for severance, non-compete and non-disclosure covenants. The potential values set forth below do not include the value of the balances under the deferred compensation plan discussed in the section "Nonqualified Deferred Compensation Plans." This summary reflects the terms of the NEOs’ employment and change of control agreements that were in effect on December 31, 2019.

Executive Officer (1)	Voluntary Termination by Executive Without Good Reason (1)	Voluntary Termination by Executive With Good Reason (1)(2)	Termination By Company Without Cause (1)(2)	Termination by Company With Cause	Death or Disability (1)	Retirement (1)	Change of Control (1)
Steven J. Hilton	$1,871,005	$28,869,798	$28,869,798	$1,871,005	$17,171,227	$19,204,257	$34,325,677
Hilla Sferruzza	$—	$3,358,687	$3,358,687	$—	$5,846,673	$6,444,293	$8,476,491
C. Timothy White	$621,428	$7,442,134	$6,906,521	$621,428	$4,943,251	$5,389,966	$9,644,800
Phillippe Lord	$—	$4,423,230	$4,423,230	$—	$9,693,947	$10,774,860	$12,736,265
Javier Feliciano	$—	$1,541,805	$1,541,805	$—	$2,239,824	$2,416,512	$3,392,442
(1)The actual expense that would be recognized by the Company in the event of a severance event may differ materially from the numbers presented in the table above as a result of the required computation in accordance with generally accepted accounting principles for stock compensation expense.
(2)The amounts presented include cash bonuses earned for fiscal 2019, but not paid as of December 31, 2019. In addition to the table above, the amount of bonuses earned and not paid are presented separately as 2019 compensation in the Summary Compensation table on page 37.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the individual identified as the median paid employee (other than the CEO) to the annual total compensation of the CEO. Our pay ratio disclosure is presented below:

Median Employee annual total compensation (other than the CEO)	$104,193
Steven J. Hilton (CEO) annual total compensation	$9,195,591
Ratio of CEO to Median Employee Compensation	88:1

In determining the median employee's annual total compensation, a listing was prepared of all employees (excluding the CEO) and their annual cash compensation as of December 31, 2019 inclusive of base salary and bonus. Wages and salaries and bonuses were annualized for those permanent employees that were not employed for the full year of 2019. For the fiscal year ended December 31, 2019, we calculated the median employee's total compensation using the same methodology that we used to calculate the total compensation for our CEO in the Summary Compensation table on page 37 of this Proxy Statement.

Director Compensation
When establishing and reviewing our director's compensation, we consider the level of work and involvement the directors have with our business. We also consider compensation paid to directors in the marketplace generally and at our peer group companies and consider advice from our independent compensation consultant.
MERITAGE HOMES | 2020 Proxy Statement 44

COMPENSATION OF OFFICERS AND DIRECTORS

We believe that non-employee director compensation paid primarily in the form of equity awards with a three-year cliff vesting period highly aligns the board members with the interests of the stockholders of the Company. For 2019, 78% of the compensation paid to non-employee directors in the aggregate was in the form of equity awards. Cash compensation paid to directors as a percentage of total compensation has been flat for more than five years.
In 2019, our non-employee directors received the following cash compensation:

Board Retainer	$50,000
Committee Chair Retainer (All Committees Except the Land Committee)	$20,000
Committee Member Retainer (All Committees Except the Land Committee)	$10,000
Lead Director Retainer	$40,000
In addition, during 2019, each of our directors, excluding Mr. Keough, received a grant of 4,500 shares of restricted stock units, which cliff vest on February 12, 2022. In connection with his appointment as a director in June 2019, Mr Keough received 4,500 shares of restricted stock units which cliff vest on June 14, 2020. Beginning in 2019 newly appointed board members receive annual equity award grants with a one-year vesting period.
The 2019 non-employee director compensation is set forth below. Mr. Hilton's compensation is represented in the Summary Compensation Table. He received no additional compensation for his duties as our Chairman of the Board.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Robert G. Sarver (3)	12,500	202,410	214,910
Raymond Oppel	60,000	202,410	262,410
Peter L. Ax	120,000	202,410	322,410
Richard T. Burke, Sr. (4)	30,000	202,410	232,410
Gerald Haddock	70,000	202,410	272,410
Dana C. Bradford	70,000	202,410	272,410
Michael R. Odell	70,000	202,410	272,410
Deborah Ann Henretta	60,000	202,410	262,410
Joseph Keough (5)	30,000	237,060	267,060
(1)Committee and chair fees are paid to directors on a quarterly basis.
(2)See Note 11 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K for discussion of the assumptions used for computing the fair value of awards granted. As required, the calculation is equal to the fair value of the award on the date of grant multiplied by the total number of awards granted in 2019, not the proportionate share of all existing unvested awards that vested in the current year.
(3)Mr. Sarver retired from his position on the Board at the expiration of his term at the 2019 Annual Meeting.
(4)Mr. Burke retired from his position on the Board on July 12, 2019.
(5)Mr. Keough was appointed to the Board on June 14, 2019. The different dollar value of Mr. Keough's 2019 awards compared to the other Board members is due to the difference in stock price on the respective grant dates as noted in footnote (2) above.
Except for Mr. Keough each non-employee director held 14,500 shares of unvested restricted stock units at December 31, 2019.
We reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings and we also reimburse certain directors for charter aircraft service or other travel and lodging-related expenses. During 2019, we made reimbursements of approximately $9,000, $9,000, $7,000, $4,000 and $2,000 to Mr. Oppel, Ms. Henretta, Messrs. Haddock, Bradford and Odell, respectively.

MERITAGE HOMES | 2019 Proxy Statement 45

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes our equity compensation under all of our equity compensation plans as of December 31, 2019:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,240,529	N/A	1,581,383
Equity compensation plans not approved by stockholders	—	N/A	—
Total	1,240,529	N/A	1,581,383
(1)Balance includes 834,620 time-based restricted stock awards and units, and 405,909 performance share awards (at target level).
(2)The outstanding equity awards are time based restricted stock awards and units and performance share awards which don't have an exercise price.

46 MERITAGE HOMES | 2019 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports
Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2019 all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act.

MERITAGE HOMES | 2019 Proxy Statement 47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions
Meritage maintains a written policy concerning conflict of interest transactions that generally applies, among other things, to transactions between the Company and related persons, including employees, officers and directors and applies to direct and indirect relationships and transactions. Because of the nature of our business, which involves the ownership, development, construction and sale of real estate and single family homes, our policy was carefully constructed to capture transactions and relationships between the Company or its competitors, and related persons and relationships between employees, directors, suppliers, vendors, subcontractors (“trades”) and others. At the same time, we are mindful to not inadvertently create the potential for conflicts relating to transactions that are primarily of a personal nature and do not involve the Company, or conflict with its business (for example, the construction of a vacation home or the purchase of a home from the Company pursuant to our home purchase policy that is available to most employees).
For transactions not exempted from the policy, Meritage’s policy requires that designated members of senior management must review and approve any transaction between a covered person (e.g., employees, officers and directors) and the Company, or between a covered person and a trade contractor. The policy provides that the Company’s legal and internal audit departments are to be involved in the review and approval process. For transactions involving directors or senior executive officers (including the officers named in this proxy statement), the proposed transaction must be approved in advance by the Audit Committee of the Board. Real estate transactions between the Company and related persons are subject to strict scrutiny.
The transaction listed below was approved by the Audit Committee of the Board pursuant to the policy.
We currently charter aircraft services from companies in which Mr. Hilton does not have an ownership interest, although these companies use Mr. Hilton's private plane. Payments made to these companies were as follows (in thousands):

	Year Ended December 31,
	2019	2018	2017
Air Charter Services	$466	$606	$580

48 MERITAGE HOMES | 2019 Proxy Statement

INDEPENDENT AUDITORS

Independent Auditors
Deloitte & Touche LLP has served as our principal independent registered public accounting firm since 2004. We expect representatives of Deloitte & Touche LLP to be present at our Annual Meeting of Stockholders to respond to appropriate questions, and they will be given an opportunity to make a statement if they desire to do so.
The following table presents fees for professional accounting services rendered by our principal accountant for the audit of our annual financial statements for 2019 and 2018, and fees billed for other services rendered.

	2019	2018
Audit fees (1)	$1,115,000	$1,229,000
Audit-related fees	—	—
Audit and audit-related fees	$1,115,000	$1,229,000
Tax fees (2)	9,600	29,600
All other fees (3)	45,000	—
Total fees	$1,169,600	$1,258,600
(1)Audit fees consisted principally of fees for audit and review services and approximately $79,000 in 2018 for services related to various SEC comfort letters provided in connection with securities offerings and expert consents provided in connection with SEC filings and other transactions. Audit fees in 2018 also include $30,000 and $20,000 related to the implementation of ASU 2014-09 and ASU 2016-02, respectively.
(2)Tax fees in 2018 consisted of work performed related to Tax Reform and general tax consulting.
(3)Other fees consisted of work performed related to data security analysis.

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All 2019 and 2018 non-audit services listed above were pre-approved.

MERITAGE HOMES | 2019 Proxy Statement 49

INDEPENDENT AUDITORS

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.
Report of the Audit Committee
We have reviewed Meritage’s audited consolidated financial statements and met with both management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also reviewed, and discussed with management and Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We have received from, and discussed with, Deloitte & Touche LLP the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independence. These items related to that firm’s independence from Meritage. We also discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication with those charged with Governance” and Rule 2-07 of Regulation S-X “Communications with Audit Committees.” Based on these reviews and discussions, we recommended to the Board that Meritage’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

THE AUDIT COMMITTEE

Peter L. Ax—Chair Dana C. Bradford Joseph Keough

50 MERITAGE HOMES | 2019 Proxy Statement

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND OTHER ITEMS OF BUSINESS

Stockholder Proposals, Director Nominations and Other Items of Business
If any stockholder would like to make a proposal at our 2021 annual meeting pursuant to Rule 14a-8 of the Exchange Act, we must receive it no later than December 7, 2020 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
As discussed in the section “Corporate Governance and Board Matters- The Board and Board Committees-Director Nomination Process-Proxy Access,” our bylaws permit an eligible stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of directors constituting the class up for election at any annual meeting.  Notice of proxy access director nominees must be submitted timely and include the information required under our bylaws. To be timely, a proxy access nomination must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 6, 2020; provided, however, that in the event that the date of the 2020 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 21, 2020, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.
Proposals to be presented at the 2021 Annual Meeting that are not intended for inclusion in our proxy statement, including director nominations not made pursuant to the proxy access provisions in the Company's bylaws, must be submitted in accordance with our bylaws. To be timely, a stockholder’s notice of such a proposal must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 6, 2020. Provided, however, that in the event that the date of the 2021 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 21, 2020, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.
A nomination or other proposal will be disregarded if it does not comply with the above procedures.
Stockholder proposals and director nominations and other items of business should be submitted to:

Meritage Homes Corporation
8800 East Raintree Drive Suite 300
Scottsdale, Arizona 85260
Attn: Secretary

MERITAGE HOMES | 2019 Proxy Statement 51

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this proxy statement regarding the benefits of our strategy and trends in the homebuilding industry; future compensation actions or events; our strategy and opportunities and the anticipated effects of our compensation structure and programs. Meritage undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Meritage’s business, particularly those mentioned under the heading “Risk Factors” in Meritage’s Annual Report on Form 10-K, and in the periodic reports that Meritage files with the SEC on Form 10-Q.

52 MERITAGE HOMES | 2019 Proxy Statement

ANNUAL REPORT ON FORM 10-K AND OTHER MATTERS

Annual Report on Form 10-K and Other Matters
The Board is not aware of any other matters to be presented at the meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 may be viewed and downloaded from investors.meritagehomes.com, may be requested via email through such website or may be requested telephonically at 480-515-8100. The Annual Report is not considered to be proxy solicitation material.
Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Corporate Secretary, Meritage Homes Corporation, 8800 East Raintree Drive, Suite 300, Scottsdale, AZ 85260.

MERITAGE HOMES | 2019 Proxy Statement 53

MERITAGE HOMES CORPORATION
Annual Meeting of Stockholders May 21, 2020
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The stockholder(s) signing below hereby appoint(s) Steven J. Hilton and C. Timothy White, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MERITAGE HOMES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 8:30 AM, local time on May 21, 2020, at Meritage’s corporate office at 8800 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT, “FOR” EACH OF THE PROPOSALS 2 AND 3 AND AT THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER(S) THAT PROPERLY COME BEFORE THE MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
CONTINUED AND TO BE SIGNED ON REVERSE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to be held May 21, 2020. The Proxy Statement and our 2019 Annual
Report to Stockholders are available at: www.allianceproxy.com/meritagehomes/2020

1. Election of six directors					2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.
		FOR	AGAINST	ABSTAIN	FOR ☐ AGAINST ☐ ABSTAIN ☐
01	Steven J Hilton	☐	☐	☐	3. Advisory vote to approve compensation of our Named Executive Officers ("Say on Pay").
02	Raymond Oppel	☐	☐	☐	FOR ☐ AGAINST ☐ ABSTAIN ☐
03	Dana C. Bradford	☐	☐	☐
04	Deborah Ann Henretta	☐	☐	☐
05	P. Kelly Mooney	☐	☐	☐
06	Joseph Keough	☐	☐	☐

NOTE: The conduct of any other business that may properly come before the meeting or any adjournment or postponement thereof.
I plan to attend the meeting ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date:

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

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